                                                                    Exhibit (C)1


                       FORMATION AGREEMENT

This Formation Agreement is made and entered into as of this 6th day of August, 1997, between Pioneer Hi-Bred International, Inc., a corporation organized and existing under the laws of the State of Iowa ("Pioneer") and E.
I. du Pont de Nemours and Company, a corporation organized and existing under the laws of the State of Delaware ("DuPont").

WHEREAS, Pioneer has engaged in substantial research and development to discover new genetic hybrids which enhance the agronomics and the quality of corn, soybeans and selected oilseed grains, primarily through its own proprietary genetic breeding research and techniques;

WHEREAS, DuPont has no corn, soybean or other selected oilseed germplasm of its own, but has discovered and is developing several enhanced quality traits for these grains through its own proprietary genetic engineering research and techniques;

WHEREAS, by combining Pioneer's and DuPont's research, development, and marketing of enhanced agronomics and enhanced quality corn, soybean and selected oilseed grains, including promising new developments achieved by each company through entirely different biological mechanisms, the parties will be able to take advantage of substantial synergies such as "stacking" complementary enhanced grain traits to produce additive affects, and to speed the discovery and development of entirely new, qualitative combinations, that neither party could achieve on its own;

WHEREAS, the effect of this synergistic combination will be to speed the discovery, development and marketing of new quality enhanced corn, soybean and selected oilseed grains;

WHEREAS, Pioneer and DuPont desire to form a profitable, jointly owned Venture (as defined below) to create and capture value for Quality Trait (as defined below) seed, grain, grain products and plant material delivered through corn, soybean and selected oilseeds to enable the Parties to maximize their opportunity to participate in the transformation of the agribusiness system;

WHEREAS, the Venture contemplates that DuPont and Pioneer will contribute certain technology, patents, trademarks and trade secrets which when combined with Pioneer germplasm will produce Quality Trait Seed for the Venture;

WHEREAS, it is contemplated that Pioneer will be the preferred producer and marketer of the Quality Trait Seed for the Venture as more fully reflected in the Preferred Seed Support Agreement (as defined below) between the parties;

WHEREAS, Pioneer and DuPont, have organized Optimum Quality Grains L.L.C., a limited liability company organized under the laws of the State of Delaware and in accordance with the Delaware Limited Liability Company Act ("L.L.C."), as the vehicle for establishing the Venture;

WHEREAS, Pioneer and DuPont desire to transfer certain tangible and intangible assets currently used by Pioneer and DuPont and their respective Affiliates (as defined below) to the Venture for the creation and capturing of value for Quality Trait (as defined below) seed, grain, grain products and plant materials subject to the assumption by the Venture of certain liabilities arising out of the operation of the business, as more fully described below; and,

WHEREAS, Pioneer and DuPont desire to commit to provide certain administrative services and support for the business of the Venture.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants contained in this Agreement, Pioneer and DuPont agree as follows:

ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION
-------------------------------------------------

1.1.   Definitions.
       -----------
       The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

       1.1.1. "Affiliate", when used with respect to any Entity, shall mean any other Entity directly or indirectly controlling, controlled, or under common control with, that Entity. For purposes of this Agreement, "control" means (a) the direct or indirect ownership of more

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                                                                               2


                  than fifty percent (50%) of the total voting rights or other evidences of ownership interest of the Entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Entity;

       1.1.2. "Agreement" shall mean this Formation Agreement between Pioneer and DuPont and any Schedules or Exhibits thereto, as amended from time to time;

       1.1.3. "Ancillary Agreements" shall mean any and all agreements, leases and licenses referenced in this Agreement or necessary or reasonably requested by a party to complete the transactions contemplated in this Agreement, as the same may be amended from time to time, but excluding the Research Alliance Agreement and the Preferred Seed Support Agreement;

       1.1.4. "Bona Fide Third Party" shall mean an Entity less than five percent (5%) of the stock or other ownership interest of which is owned, directly or indirectly, by either Pioneer or DuPont or their respective Affiliates, which has equal or better financial stability as the Venture, and which has experience in conducting a business of a nature comparable to that operated by the Venture;

       1.1.5.     "Business Purpose" shall have the meaning ascribed to that term in Section 2.1 of this Agreement;

       1.1.6. "Change of Control" shall mean, with respect to DuPont, any of the following: (i) the sale, lease, conveyance or other disposition of eighty percent (80%) or more of the assets of DuPont as an entirety or substantially as an entirety to any other Entity or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as the same has or may be amended or modified from time to time, or any successor legislation (the "Exchange Act") in one or a series of transactions, provided that a transaction where the holders of all classes of stock, voting securities or other indicia of ownership of the transferor immediately prior to such transaction own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all classes of such stock, voting securities or other indicia of ownership of the transferee immediately after such transaction shall not be a Change of Control; (ii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Entity, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Entity, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of all classes of stock, voting securities or other indicia of ownership of DuPont, or (iii) the consummation by DuPont or any of its subsidiaries of a merger, consolidation or other business combination that requires the approval of DuPont's shareholders, whether for such transaction or the issuance of securities in such transaction, if immediately after giving effect to such transaction, the persons who beneficially owned common securities of DuPont immediately prior to such transaction beneficially own in the aggregate common securities representing common equity ownership on a fully diluted basis of less than 50% immediately after giving effect to such transaction.

       1.1.7. "Claim" shall mean any action, claim, demanded, interference, obligation, suit, arbitration or other proceeding brought or asserted by or against a party to this Agreement (including the Venture) or their respective Affiliates;

       1.1.8. "Closing" shall mean the consummation of the transactions contemplated in this Agreement, which shall occur on the Closing Date;

       1.1.9.     "Closing Date" shall mean August 31, 1997, or thirty
                  (30) days after receipt of the approval of a Hart-Scott-Rodino application or such earlier or later date as the parties mutually may agree;

       1.1.10. "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding Federal revenue laws;

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                                                                               3

       1.1.11. "Combined Assets" shall mean the Pioneer Assets and the DuPont Assets, collectively, and any other tangible and intangible assets that the Venture may develop, design, manufacture, construct, have constructed, or acquire, as the same may exist from time to time;

       1.1.12. "Combined Business" shall mean the Combined Assets and other assets as operated by the Venture to create and capture value for Quality Trait (as defined below) seed, grain, grain products and plant materials on a worldwide basis, subject to the exclusions specifically identified and agreed to by the parties;

       1.1.13. "Damages" shall mean all costs, liabilities, obligations, damages, fines, penalties, deficiencies, losses and judgments, including incidental and consequential damages and reasonable attorneys' fees, in each case after the application of any amounts recoverable under insurance contracts or similar arrangements and from third parties by the Entity claiming indemnity;

       1.1.14. "Deadlock" shall mean the inability of Pioneer and DuPont to resolve a Substantial Disagreement in accordance with the provisions of Section 10.4 of this Agreement;

       1.1.15. "Delaware Limited Liability Company Act" shall mean the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18101, et seq;

       1.1.16. "DuPont Assets" shall have the meaning ascribed to that term in Section 2.3.2 of this Agreement;

       1.1.17. "DuPont End-Use Business" shall mean the DuPont Assets and any other assets, personnel, technology, development, marketing capabilities, intellectual properties, supply and sales contracts, and any other items and properties necessary or required in carrying on the existing operations of DuPont and its Affiliates responsible for the creation and capturing of value for Quality Trait (as defined below) seed, grain, grain products and plant materials on a global basis;

       1.1.18. "DuPont Defined Benefit Plan" shall mean a DuPont Plan that is a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 4l4(j) of the Code;

       1.1.19. "DuPont Plans" shall mean all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program, or arrangement within the meaning of Section 3(3) or ERISA or any equivalent plans governed by applicable foreign law on behalf of any of the current or former Quality Grains Employee of DuPont or their beneficiaries, whether on an active or frozen basis;

       1.1.20. "DuPont End-Use Products" shall mean those products transferred to the Venture as part of the DuPont Assets as listed on Schedule 2.3.2;

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                                                                               4

       1.1.21. "DuPont Technology" shall mean the total of the technologies and intellectual properties licensed or assigned to the Venture pursuant to the terms of the DuPont Technology License Agreement for the Business Purpose;

       1.1.22. "DuPont Technology License Agreement" shall mean the agreement between DuPont and the Venture dated as of the Closing Date for the license by DuPont to the Venture of DuPont Technology in the form attached as Exhibit 1.1.22;

       1.1.23. "Entity" shall mean any individual or person; or general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization, or government or government organization; and the heirs, executors, administrators, legal representatives, successors, and assigns of the Entity when the context so permits;

       1.1.24. "Environmental Liabilities" shall mean conditions arising out of the pollution or contamination of the environment, whether or not they give rise to Claims and Damages. Such conditions may include, without limitation:

                  (a) Containment, removal, remediation, response to, clean-up, or abatement of any release, or threat of release, emission, spill, discharge, leaching, disposition, transportation, recycling, storage, disposal, treatment, use or application, of any chemical substance or other contamination of soil surface water, ground water, or river, lake or ocean sediment (whether onsite or off-site and whether accidental or deliberate, or in the ordinary course of business) of any material (whether raw material, waste material, manufactured intermediate or manufactured products) in any way associated with any business (including the Pioneer End-Use Business and the DuPont End-Use Business) including, without limitation, the design, development, manufacture, generation, formulation, processing, reprocessing, disposal, distribution, storage, transportation or handling of products (including Pioneer End-Use Products and DuPont End-Use Products); and

                  (b) Personal injury, Damages (including property damage and damage to natural resources) asserted or prosecuted by or on behalf of any party (whether based on negligent acts or omissions, statutory or strict liability or otherwise, and whether occurring onsite or off-site), including, but not limited to, any governmental entity, employee, former employee or their respective legal representatives, or any private party, association or other Entity; arising or alleged to arise under any Federal, state or local statute, law or regulation for the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, or any common law theory or theory based on tort, negligence, statutory or strict liability or otherwise. Environmental Liabilities shall not include Occupational Liabilities;

       1.1.25. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, to the date in question;

       1.1.26. "Fair Market Value" shall mean the price that a willing buyer will pay and a willing seller will accept for Transferred Property;

       1.1.27. "Indemnified Party" shall have the meaning ascribed to that term in Section 5.5, of this Agreement;

       1.1.28. "Indemnifying Party" shall have the meaning ascribed to that term in Section 5.5 of this Agreement;

       1.1.29. "Investment Agreement" shall mean the Investment Agreement dated as of August 6, 1997 between DuPont and Pioneer.


       1.1.30.    "Judgment" shall have the meaning ascribed to that term in
                  Section 5.2 of this Agreement;

       1.1.31. "Limited Liability Company Agreement" shall mean the agreement executed between Pioneer and DuPont for the organization, operation and management of the Venture;

       1.1.32. "Members Committee" shall mean the governing body of the L.L.C. comprised of equal numbers of employees from Pioneer and DuPont, as more fully described in the Limited Liability Company Agreement;

       1.1.33. "Member Representative" shall mean each employee of Pioneer and each employee of DuPont selected to serve on the Members Committee;

       1.1.34. "Offer of Settlement" shall have the meaning ascribed to that term in Section 5.2.1 of this Agreement;

       1.1.35. "Pioneer Assets" shall have the meaning ascribed to that term in Section 2.3.1 of this Agreement. This shall not include any of the germplasm of Pioneer;

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                                                                             5

       1.1.36. "Pioneer End-Use Business" shall mean the Pioneer Assets and any other assets, personnel, technology, development, marketing capabilities, intellectual properties, supply and sales contracts, and any other items and properties necessary or required in carrying on the existing operations of Pioneer and its Affiliates responsible for the creation and capturing of value for Quality Trait (as defined below) seed, grain, grain products and plant materials on a global basis;

       1.1.37. "Pioneer Defined Benefit Plan" shall mean a Pioneer Plan that is a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code;

       1.1.38. "Pioneer Plans" shall mean all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program, or arrangement within the meaning of Section 3(3) of ERISA or any equivalent plans governed by applicable foreign law on behalf of any of the current or former Quality Grains Employee of Pioneer or their beneficiaries, whether on an active or frozen basis;

       1.1.39. "Pioneer End-Use Products" shall mean those products transferred to the Venture as part of the Pioneer Assets and the Pioneer End-Use Business as listed on Schedule 2.3.1 and shall not be read to include any further products as it is the clear intent not to vest the joint enterprise with any interest in the germplasm of Pioneer;

       1.1.40. "Pioneer Technology" shall mean the total of all technologies and intellectual properties licensed or assigned to the Venture pursuant to the terms of the Pioneer Technology License Agreement for the Business Purpose;

       1.1.41. "Pioneer Technology License Agreement" shall mean the agreement between Pioneer and the Venture dated as of the Closing Date for the license by Pioneer to the Venture of Pioneer Technology in the form attached as Exhibit 1.1.33;

       1.1.42. "Quality Trait Seed" shall mean a seed product developed by or on behalf of the Venture which contains a Quality Trait;

       1.1.43. "Quality Grains Employees" shall have the meaning ascribed to that term in Section 11.2.1 of this Agreement;

       1.1.44. "Quality Trait(s)" shall mean a characteristic which results in a modification of the plant, grain composition or its attributes that has a value to end-users of grain, grain products or plant materials and which commands value in the market and such value is capable of being captured;

       1.1.45. "Related Company " shall mean, with respect to Pioneer and DuPont, any Entity one hundred percent (100%) of the voting interest or other indicia of ownership of which is owned, directly or indirectly, by Pioneer or DuPont, as applicable; provided, however, that for purposes of Section 10.3 and
                  Section 15.11 hereof, any Spin-Off Entity (as defined in the Investment Agreement) (which term for purposes of such Sections, shall include any person who would otherwise be deemed a Spin-Off Entity but for such person's status as a subsidiary of DuPont) which is a subsidiary of the Investor or satisfies each of the conditions set forth in clauses (i) through (v) of the definition of the term "Sale of Ag Products" in the Investment Agreement, shall constitute a Related Company of DuPont.

       1.1.46. "Research Alliance" shall mean the cooperative effort between the parties as set forth in the Research Alliance Agreement executed on even date herewith;

       1.1.47. "Retained Liabilities" shall have the meaning ascribed to that term in Section 2.6.1 of this Agreement;

       1.1.48. "Substantial Disagreement" shall mean the inability of the Members Committee to reach agreement on any issue regarding

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                                                                             6

                  the strategic direction of the Venture and having a material impact on the business or operations of the Venture, Pioneer or DuPont;

       1.1.49. "Transferred Employees" shall mean Quality Grains Employees who accept employment with the Venture;

       1.1.50. "Venture" shall mean the L.L.C. a Delaware Limited Liability Company organized as described in Section 2.2.1 of this Agreement and any Entities, the majority of the stock or other ownership interest of which is owned, directly or indirectly, by the Venture;

       1.1.51. "Venture Interest" shall mean a party's interest in the Venture.

1.2.   Other Terms.
       -----------
       Other words, terms or phrases used, but not specifically defined, in this Agreement shall have the meanings commonly ascribed to such words, terms or phrases.

1.3.   Rules of Construction.
       ---------------------
       Unless the context otherwise requires:

       1.3.1.     A term has the meaning assigned to it;

       1.3.2. References in the singular or to "him," "her," "it," "itself," or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

       1.3.3. References to Articles and Sections shall refer to articles and sections of this Agreement, unless otherwise specified;

       1.3.4. The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof; and

       1.3.5. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party or parties that drafted or caused this Agreement to be drafted.

ARTICLE II - FORMATION
----------------------

2.1.   Business Purpose.
       ----------------

       The business purpose of the Venture (the "Business Purpose") shall be to create and capture value for Quality Trait seed, grain, grain products and plant materials delivered through corn, soybean and selected oilseeds, on a global basis.

       To this end, Pioneer and DuPont shall have the Venture represent all of their respective interests within the Business Purpose, shall not engage in competition with the Venture's Business Purpose, and shall cause the Venture to focus on building core competencies and strong market access within the scope of the Business Purpose. The Business Purpose may be expanded from time to time upon approval of the Members Committee.

2.2.   Venture Formation.
       -----------------

       2.2.1. Pioneer and DuPont have organized the L.L.C. pursuant to the provisions of the Delaware Limited Liability Company Act. The formation of the L.L.C. was in accordance with the Limited Liability Company Agreement. Pioneer and DuPont each have a fifty percent (50%) ownership interest in the Venture. The L.L.C. shall operate the Combined Business in the United States;

       2.2.2. The Members Committee shall supervise the business and affairs of the L.L.C. in accordance with the powers granted to it in the Limited Liability Company Agreement. The Members Committee shall be constituted in accordance with the provisions of the

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                                                                             7

                  Limited Liability Company Agreement, and shall consist of an equal number of Member Representatives from each of Pioneer and DuPont;

       2.2.3. The ownership interests issued by the L.L.C. shall have restrictions which shall appear prominently on any document that represents that ownership interest to the effect that the interest may not be transferred without the prior written consent of Pioneer or DuPont, as applicable;

       2.2.4. In order to operate the Combined Business on a global basis, Pioneer and DuPont shall cause the Venture to organize and conduct its international business through such Entities and in such countries as the Members Committee shall deem appropriate.

2.3.   Transfer of Assets and Liabilities.
       ----------------------------------
       Except as otherwise specified, at the Closing, Pioneer shall, and shall cause its Affiliates to, and DuPont shall, and shall cause its Affiliates to, transfer to the Venture the following;

       2.3.1.     Pioneer Assets.
                  --------------
                  Except as otherwise agreed at Closing, Pioneer shall, and shall cause its Affiliates to, transfer to the Venture at Closing the following assets (the "Pioneer Assets"):
                  (a) The Pioneer End-Use Products and Pioneer trademarks as listed in Schedule 2.3.1;
                  (b)    The pollinators listed on Schedule 2.3.1;
                  (c) Rights under the patents, patent applications, know-how and other technology with regard to the Pioneer End-Use Business pursuant to the Pioneer Technology License Agreement including the freedom to operate under such rights consistent with the provisions of this Agreement;
                  (d) Customer lists for Pioneer End-Use Products from the Pioneer End-Use Business as defined herein;
                  (e) All sales contracts and distributor agreements principally dedicated to the sale of the Pioneer End-Use Products to customers;
                  (f) All inventories and work-in-process for Pioneer End-Use Products, and raw materials identified for the manufacture of Pioneer End-Use Products exclusive of any germplasm or intellectual property related thereto;
                  (g) At least one full copy of, or reasonable access to, the books, records, files, papers and other such documents, and portions thereof, specific to the Pioneer End-Use Business;
                  (h) To the extent transferable, all right, title and interest in any Claims with regard to the Pioneer End-Use Business brought or asserted against third parties by Pioneer or its Affiliates;
                  (i) Any other assets to the extent identified on Schedule 2.3.1(j);
                  (j) The laboratories and facilities comprising Pioneer Livestock Nutrition Center and the capabilities of the Johnston grain functionality lab; and
                  (k) Office equipment, furniture and other items of personal property principally dedicated to the administration or management of the Pioneer End-Use Business.

       2.3.2.     DuPont Assets.
                  -------------
                  Except as otherwise agreed at Closing, DuPont shall, and shall cause its Affiliates to, transfer to the Venture at Closing at least the following assets (the "DuPont Assets"):
                  (a) The DuPont End-Use Products and DuPont trademarks as listed in Schedule 2.3.2;
                  (b)    The TC Blend pollinators listed on Schedule 2.3.2;
                  (c) Rights under the patents, patent applications, know-how and other technology with regard to the DuPont End-Use Business pursuant to the DuPont Technology License Agreement including the freedom to operate under such rights consistent with the provisions of this Agreement;
                  (d)    Customer lists for DuPont End-Use Products;
                  (e) All sales contracts and distributor agreements principally dedicated to the sale of DuPont End-Use Products to customers;
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                                                                             8

                  (f) All inventories and work-in-process for DuPont End-Use Products, and raw material identified for the manufacture of DuPont End-Use Products;
                  (g) At least one full copy of, or reasonable access to, books, records, files, papers and other such documents, and portions thereof, specific to the conduct of the DuPont End-Use Business;
                  (h) To the extent transferable, all right, title and interest in any Claims with regard to the DuPont End-Use Business brought or asserted against third parties by DuPont or its Affiliates;
                  (i)    Any other assets to the extent identified on Schedule
                         2.3.2;
                  (j) The Quality Trait grain functionality development capability at DuPont's Stine Laboratory and Experimental Station and seed product development capability at El Paso, Illinois;
                  (k)    DuPont's Quality Grain facility in Des Moines, Iowa;
                         and
                  (l) Office equipment, furniture and other items of personal property principally dedicated to the administration or management of the DuPont End-Use Business.

2.4.   Excluded Assets.
       ---------------
       The aforementioned assets represent all of the assets to be transferred to the Venture, and unless such assets are described with specificity herein or in other documents which are part of the Closing, such assets shall not be transferred into the Venture. Both DuPont and Pioneer fully intend to leave intact their core businesses and none of the documents contemplate any transfer of any rights to the Venture other than as specifically set forth herein.

2.5.   Liabilities Assumed by the Venture.
       ----------------------------------
       After the Closing Date, the Venture shall assume liabilities and obligations incurred by it for its own account, and ongoing debts, liabilities, and obligations associated with either the Pioneer End-Use Business or the DuPont End-Use Business with regard to:

       2.5.1. Debts, liabilities and obligations arising out of the ongoing operations of the Venture or to be performed or discharged under any contract or other obligation assigned or otherwise transferred to the Venture by Pioneer or DuPont or their respective Affiliates, but only to the extent that any such debt, liability or obligation is for, or relates to, actions or performance or obligations due after the Closing Date; provided, however, that Pioneer and DuPont or their respective Affiliates shall retain liability for Claims or Damages relating to the breach or nonperformance of contracts or other obligations on or before the Closing Date;

       2.5.2. Accounts payable that arise after the Closing Date, regardless of whether such accounts payable result from the operation of the Pioneer End-Use Business or the DuPont End-Use Business on or before the Closing Date;

       2.5.3. Debts, liabilities and obligations specifically transferred to the Venture by Pioneer or DuPont or their respective Affiliates pursuant to the provisions of this Agreement or any other agreements executed in the furtherance of the transactions contemplated in this Agreement; and

       2.5.4. Debts, liabilities and obligations incurred by the Venture for its own account.

2.6.   Liabilities.
       -----------
       Pioneer and DuPont agree that the following liabilities shall be apportioned among Pioneer and its Affiliates, DuPont and its Affiliates, and the Venture, as follows:

       2.6.1.     Liabilities Incurred During the Ordinary Course of Business.
                  -----------------------------------------------------------

                  Other than the liabilities specifically assumed by the Venture pursuant to Section 2.5, and except as otherwise provided in this Agreement, Pioneer and its Affiliates shall retain from the Pioneer End-Use Business, and DuPont and its Affiliates shall retain from the DuPont End-Use Business, any and all liabilities that result from the ordinary course of the

                  Pioneer End-Use Business and the DuPont End-Use Business respectively on or before the Closing Date (the "Retained Liabilities") whether or not the Claim relating to such Retained Liabilities arises before, on, or after the Closing Date. The Retained Liabilities shall include, but shall not be limited to:

       2.6.2.     Environmental Liabilities.
                  -------------------------
                  (a) Pioneer and its Affiliates, with regard to the Pioneer End-Use Business, and DuPont and its Affiliates, with regard to the DuPont End-Use Business, shall retain any and all Environmental Liabilities that exist at Closing, provided however, if a condition was lawful at Closing and after Closing such condition requires correction, any costs or Damages associated with such correction shall be the responsibility of the Venture;

                  (b) The Venture shall be responsible for any Environmental Liabilities attributable to any process, mode of operation or business carried on by the Venture after Closing.

2.7.   Indemnity from Liabilities.
       --------------------------

       2.7.1. Pioneer, with regard to the Pioneer End-Use Business, and DuPont, with regard to the DuPont End-Use Business, shall indemnify, defend and hold the Venture harmless against any Claims that may be filed against the Venture with respect to liabilities for which Pioneer, DuPont, or their respective Affiliates, as applicable, are responsible under Section 2.6. Pioneer or DuPont, as the case may be, reserves the right to manage any such Claims, including the defense, settlement or appeal thereof. Pioneer or DuPont shall keep the Venture informed of the status of the Claims and, as appropriate, shall solicit the advice of the Venture with regard to the defense, settlement or appeal of the Claims. The Venture shall provide any support reasonably requested by Pioneer or DuPont with regard to such Claims, and shall notify Pioneer or DuPont, as appropriate, of any Claims filed against the Venture with regard to such liabilities.

       2.7.2. The Venture, with regard to the Combined Business, shall indemnify, defend and hold harmless Pioneer and its Affiliates, and DuPont and its Affiliates, against any Claims that may be filed against Pioneer or its Affiliates, or DuPont or its Affiliates, with respect to any debts, liabilities or other obligations of the Venture set forth in this Agreement. The Venture reserves the right to manage any such Claims, including the defense, settlement or appeal thereof. The Venture shall keep Pioneer and its Affiliates, and DuPont and its Affiliates, as applicable, informed of the status of the Claims and, as appropriate, shall solicit advice of Pioneer and its Affiliates, or DuPont or its Affiliates, as applicable, with regard to the defense, settlement or appeal of the Claims. Pioneer or its Affiliates, or DuPont or its Affiliates, shall provide any support reasonably requested by the Venture with regard to such Claims, and shall notify the Venture of any Claims filed against Pioneer or its Affiliates, or DuPont or its Affiliates, with regard to the debts, liabilities or other obligations of the Venture set forth in this Agreement.

2.8.   Apportionment of Certain Formation Costs.
       ----------------------------------------
       Unless Pioneer and DuPont mutually agree otherwise prior to the Closing
       Date:

       2.8.1. Costs incurred by Pioneer and DuPont and their respective Affiliates in analyzing the feasibility of; and negotiating the agreements regarding the formation of; the Venture and the orderly transfer of the Combined Business to the Venture including, without limitation, costs for evaluation, due diligence investigations, and transition planning, including any travel and other related costs with regard to such activities, shall be borne by the party incurring such costs.

       2.8.2. Costs incurred to establish the Venture as an independent entity, as well as costs incurred that primarily are for the benefit of the Venture, such as new telephone systems, new information systems, and the formation of the Venture and its direct or indirect subsidiaries, shall be borne by the Venture. Pioneer and its Affiliates, and DuPont and its Affiliates, shall keep records adequate to substantiate the costs with regard to such expenditures. Each of Pioneer and DuPont periodically will notify the other of the category and extent of such costs. Pioneer and DuPont shall agree on the total amount of the costs to be reimbursed by the Venture and shall provide an accounting of such costs to the Venture promptly after Closing. The Venture shall reimburse the appropriate party for such costs within thirty (30) days of the receipt by the Venture of such accounting. Pioneer and DuPont may agree on, and request payment from, the Venture for additional costs incurred pursuant to this Section 2.8.2 from time to time for a period of six (6) months after the Closing Date.

       2.8.3.     If this Agreement is terminated pursuant to
                  Section 9.1, prior to Closing then the costs incurred pursuant to Section 2.8.2 shall be borne equally by Pioneer and DuPont.

2.9.   Discounts or Rebates.
       --------------------

       2.9.1. Pioneer and its Affiliates, with regard to sales contracts for Pioneer End-Use Products that extend past the Closing Date, and DuPont and its Affiliates, with regard to sales contracts for DuPont End-Use Products that extend past the Closing Date, shall be responsible to make good any discounts rebates, or other price adjustments that relate to sales of such Pioneer End-Use Products or DuPont End-Use Products up to and including the Closing Date. The Venture shall be responsible to make good on any discounts, rebates or other price adjustments that relate to sales of Pioneer End-Use Products or DuPont End- Use Products pursuant to such sales contracts after the Closing Date.

       2.9.2. Pioneer and its Affiliates, with regard to the purchase of materials for the Pioneer End-Use Business, or DuPont and its Affiliates, with regard to the purchase of materials for the DuPont End-Use Business, shall be entitled to any discounts, or other price adjustments that relate to purchases of such materials to the extent paid for by them, as appropriate. The Venture shall be entitled to any such discounts, rebates or other price adjustments that relate to its purchase of such materials to the extent paid for by it.

       2.9.3. Pioneer and its Affiliates, with regard to discounts, rebates or other price adjustments for the purchase or sale of products (including Pioneer End-Use Products) relating to the Pioneer End-Use Business, and DuPont and its Affiliates, with regard to discounts, rebates or other price adjustments for the purchase or sale of products (including DuPont End-Use Products) relating to the DuPont End-Use Business, and the Venture shall apportion any such discounts, rebates, or other price adjustments in a fair and equitable manner to the extent that they are determined on the purchase or sale of products during a period that extends both before and after the Closing Date.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PIONEER
-------------------------------------------------------

Pioneer hereby represents and warrants to DuPont as follows:

3.1.   Organization.
       ------------
       Pioneer is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Pioneer has the corporate power and authority to own, lease, use, and operate the tangible and intangible assets held or used by it in connection with, and to conduct, the Pioneer End-Use Business as currently conducted. Pioneer is duly licensed or qualified to do business as a foreign corporation, and in good standing, in all jurisdictions in which the Pioneer End-Use Business is required to be so licensed or qualified.

3.2.   Authority: Enforceability.
       -------------------------
       Pioneer has the corporate power and authority to execute and deliver this Agreement and other instruments and documents required or contemplated herein and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of such other instruments and documents and the consummation of the transactions provided for hereby and thereby have been duly authorized by the Board of

       Directors of Pioneer and no other corporate proceeding on the part of Pioneer necessary to authorize the execution, delivery and performance of this Agreement or any of such other instruments or documents or the consummation of any of the transactions contemplated hereby or thereby. With respect to Pioneer, each of this Agreement and such other documents and instruments is, or upon its execution and delivery will be, legal, valid, binding and enforceable in accordance with its terms.

3.3.   Consents and Approvals.
       ----------------------
       Except as set forth on Schedule 3.3, no consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, any other Entity (including, without limitation, any domestic or foreign government or political subdivision or any agency, department or instrumentality thereof) is required with respect to Pioneer, in connection with the execution, delivery or enforceability of this Agreement or the other instruments and documents required or contemplated herein or the consummation of the transactions provided for hereby or thereby, except for such consents, waivers, approvals, authorizations, exemptions, registrations, licenses and declarations of or by, or filings with, other Entities which, if not made or obtained, would not individually or in the aggregate, materially impair Pioneer's ability to perform its obligations hereunder or thereunder or consummate such transactions contemplated hereby or thereby.

3.4.   No Conflict.
       -----------
       Except as set forth on Schedule 3.4, the execution, delivery and performance by Pioneer of this Agreement and the other instruments and documents required or contemplated herein does not, and the consummation of the transactions contemplated hereby and thereby will not:
       (a) Contravene the certificate of incorporation or bylaws of Pioneer;
       (b) Violate, conflict with or result in the breach or termination of or default under any material agreement, instrument or indenture to which Pioneer or any of its respective Affiliates is a party or by which any of them are bound;
       (c) Violate any order, judgment, decree, rule or regulation applicable to Pioneer or by which Pioneer may be bound; or
       (d) Constitute a violation by Pioneer of any Federal, state, local or municipal law or ordinance or any material rule or regulation of an applicable regulatory authority.

3.5.   No Brokers.
       ----------
       Pioneer has not taken any action that would entitle any agent, broker, investment banker or other firm or person to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement.

3.6.   Adequacy of Pioneer Assets.
       --------------------------
       Except as set forth on Schedule 3.6, the Pioneer Assets, together with the Ancillary Agreements and the leases and other assets transferred to the Venture directly or through contract, include access to all material tangible and intangible assets and properties used principally for the operation of the Pioneer End-Use Business and are free and clear of any claim, mortgage, lien, pledge, option, security interest, charge or other encumbrance, except for (a) liens for current taxes not yet due and payable and (b) statutory liens of warehousemen, mechanics and materialmen and other similar statutory liens.

3.7.   Intellectual Property.
       ---------------------

       3.7.1. Except as specified in Schedule 3.7.1, the Pioneer Technology contains all patents, patent applications, technology, enabling technology and know-how used principally for the operation of the Pioneer End-Use Business and no Claim is pending or has been threatened in writing with regard to the Pioneer Technology.

       3.7.2. Except as specified on Schedule 3.7.2, Pioneer holds all right, title, and interest to the trademarks, trade names, and copyrights (excluding software copyrights) principally dedicated to the Pioneer End-Use Business and can transfer them to the Venture, and no Claim has been threatened in writing or is pending with regard to such trademarks, trade names or copyrights.

3.8.   Contracts.

       ---------
       Except as disclosed on Schedule 3.8, all sales contracts with a duration of at least one year or for an amount in excess of Twenty-five Thousand Dollars ($25,000), and all other contracts, leases, licenses, and other agreements with a duration of at least one year or for an amount in excess of Fifty Thousand Dollars ($50,000), included in the Pioneer Assets are legal and binding agreements enforceable in accordance with their terms, are in full force and effect and are assignable or otherwise transferable by Pioneer or its Affiliates to the Venture.

3.9.   Accuracy of Information.
       -----------------------

       3.9.1. The business valuation with respect to the Pioneer End- Use Business provided by Pioneer to DuPont as part of a process to establish the relative values of the Pioneer End-Use Business and the DuPont End-Use Business, were based on good faith projections, calculated on a reasonable basis from information and data available at the time do not contain information that is deliberately false or misleading.

       3.9.2. The written historical factual data with respect to the Pioneer End-Use Business provided by Pioneer in accordance with the due diligence performed by DuPont was prepared from the books and records of Pioneer maintained in accordance with the internal practices and procedures of Pioneer and, subject to any accompanying written explanations, is accurate in all material respects as of the date given. The written responses to DuPont questions and requests for information represent the good faith opinion and/or judgment of Pioneer as of the date given based, to the extent applicable, upon the books and records of Pioneer maintained in accordance with the internal practices and procedures of Pioneer.

3.10.  Claims.
       ------
       Except as set forth on Schedule 3.10, no Claims are pending or threatened in writing against Pioneer or its Affiliates and related to the Pioneer End-Use Business that individually have or could result in Damages in excess of Five Hundred Thousand Dollars ($500,000).

3.11.  Inventories.
       -----------
       Except as set forth on Schedule 3.12, the inventories of Pioneer End-Use Products, raw materials for the manufacture of Pioneer End-Use Products, and work-in-process are sufficient for the operation of the Pioneer End-Use Business in the ordinary course. Except as set forth on Schedule 3.12, the inventories of Pioneer End-Use Products, raw materials for the manufacture of Pioneer End-Use Products and work-in-process are free and clear of any lien, security interest or other encumbrance, except for:
       (a)        Liens for current taxes not yet due and payable; and
       (b) Statutory liens of warehousemen, mechanics, materialmen and other similar statutory liens.

3.12.  Certain Labor Matters.
       ---------------------
       Except as disclosed in Schedule 3.13, during the last three (3) years Pioneer, with regard to the Pioneer End-Use Business:
       (a)        Has not engaged in any unfair labor practice, and does not have pending any unfair labor practice complaint;
       (b)        Except for routine grievance procedures, has not had a labor strike, dispute, slow-down or stoppage pending or threatened in writing against or affecting the Pioneer End-Use Business; and
       (c) Except for routine grievance procedures, has not been a party to any Claims relating to severance, compensation, benefits, employment discrimination, wrongful or constructive discharge, breach of contract, invasion of privacy or other tort claims, or claims involving workplace injury or occupational illness.

3.13.  No Material Adverse Change.
       --------------------------
       Except as disclosed on Schedule 3.14, since March 1, 1997, there has not been any change, event or condition which, individually or in the aggregate, has a material adverse effect on the Pioneer End-Use Business.

3.14.  Operation in the Ordinary Course.
       --------------------------------
       Except as disclosed on Schedule 3.15, and except for activities related to the transactions contemplated in this Agreement, Pioneer and its Affiliates have operated the Pioneer End-Use Business in the ordinary course since March 1, 1997.

The Schedules referenced in any representation or warranty provided by Pioneer in Article III of this Agreement shall be considered an integral part of such representation or warranty and shall be construed in accordance with such representation or warranty.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF DUPONT
-----------------------------------------------------

DuPont hereby represents and warrants to Pioneer as follows:

4.1.   Organization.
       ------------
       DuPont is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DuPont has the corporate power and authority to own, lease, use, and operate the tangible and intangible assets held or used by it in connection with, and to conduct, the DuPont End-Use Business as currently conducted. DuPont is duly licensed or qualified to do business as a foreign corporation, and in good standing, in all jurisdictions in which the character of the DuPont Assets or the nature of the DuPont End-Use Business requires it to be so licensed or qualified.

4.2.   Authority: Enforceability.
       -------------------------
       DuPont has the corporate power and authority to execute and deliver this Agreement and other instruments and documents required or contemplated herein and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of such other instruments and documents and the consummation of the transactions provided for hereby and thereby have been duly authorized by the Board of Directors of DuPont and no other corporate proceeding on the part of DuPont is necessary to authorize the execution, delivery and performance of this Agreement or any of such other instruments or documents or the consummation of any of the transactions contemplated hereby or thereby. With respect to DuPont, each of this Agreement and such other documents and instruments is, or upon its execution and delivery will be, legal, valid, binding and enforceable in accordance with its terms.

4.3.   Consents and Approvals.
       ----------------------
       Except as set forth on Schedule 4.3, no consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, any other Entity (including, without limitation, any domestic or foreign government or political subdivision or any agency, department or instrumentality thereof) is required with respect to DuPont, in connection with the execution, delivery or enforceability of this Agreement or the other instruments and documents required or contemplated herein or the consummation of the transactions provided for hereby or thereby, except for such consents, waivers, approvals, authorizations, exemptions, registrations, licenses and declarations of or by, or filings with, other Entities which, if not made or obtained, would not individually or in the aggregate, materially impair DuPont's ability to perform its obligations hereunder or thereunder or consummate such transactions contemplated hereby or thereby.

4.4.   No Conflict.
       -----------
       Except as set forth on Schedule 4.4, the execution, delivery and performance by DuPont of this Agreement and the other instruments and documents required or contemplated herein does not, and the consummation of the transactions contemplated hereby and thereby will not:
       (a) Contravene the certificate of incorporation or bylaws of DuPont;
       (b) Violate, conflict with or result in the breach or termination of or default under any material agreement, instrument or indenture to which DuPont or any of its respective Affiliates is a party or by which any of them are bound;
       (c) Violate any order, judgment, decree, rule or regulation applicable to DuPont or by which DuPont may be bound; or
       (d) Constitute a violation by DuPont of any Federal, state, local or municipal law or ordinance or any material rule or regulation of an applicable regulatory authority.

4.5.   No Brokers.
       ----------
       DuPont has not taken any action that would entitle any agent, broker, investment banker or other firm or person to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement.

4.6.   Adequacy of DuPont Assets.
       -------------------------
       Except as set forth on Schedule 4.6, the DuPont Assets, together with the Ancillary Agreements and the leases and other assets transferred to the Venture directly or through contract, include access to all material tangible and intangible assets and properties used principally for the operation of the DuPont End-Use Business and those assets can be further licensed by the Venture to Pioneer if contemplated in the Preferred Seed Support Agreement and are free and clear of any claim, mortgage, lien, pledge, option, security interest, charge or other encumbrance, except for (a) liens for current taxes not yet due and payable and (b) statutory liens of warehousemen, mechanics and materialmen and other similar statutory items.

4.7.   Intellectual Property.
       ---------------------

       4.7.1. Except as specified in Schedule 4.7.1, the DuPont Technology contains all patents, patent applications, technology, enabling technology and know-how used principally for the operation of the DuPont End-Use Business and those licenses can be further sub-licensed by the Venture to Pioneer as contemplated in the Preferred Seed Support Agreement and no Claim is pending or has been threatened in writing with regard to the DuPont Technology.

       4.7.2. Except as specified in Schedule 4.7.2, DuPont holds all right, title and interest to the trademarks, trade names and copyrights (excluding software copyrights) principally dedicated to the DuPont End-Use Business and can transfer them to the Venture, and no Claim has been threatened in writing or is pending with regard to such trademarks, trade names or copyrights.

4.8.   Contracts.
       ---------
       Except as disclosed in Schedule 4.8, all sales contracts with a duration of at least one year or for an amount in excess of Twenty-five Thousand Dollars ($25,000), and all other contracts, leases, licenses and other agreements with a duration of at least one year or for an amount in excess of Fifty Thousand Dollars ($50,000), included in the DuPont Assets are legal and binding agreements enforceable in accordance with their terms, are in full force and effect, and are assignable or otherwise transferable by DuPont or its Affiliates to the Venture.

4.9.   Accuracy of Information.
       -----------------------

       4.9.1. The business valuation with respect to the DuPont End-Use Business provided by DuPont to Pioneer were based on good faith projections, calculated on a reasonable basis from information and data available at the time do not contain information that is deliberately false or misleading.

       4.9.2. The written historical factual data with respect to the DuPont End-Use Business provided by DuPont in accordance with the due diligence performed by Pioneer was prepared from the books and records of DuPont maintained in accordance with the internal practices and procedures of DuPont and, subject to any accompanying written explanations, is accurate in all material respects as of the date given. The written responses to Pioneer questions and requests for information represent the good faith opinion and/or judgment of DuPont as of the date given based, to the extent applicable, upon the books and records of DuPont maintained in accordance with the internal practices and procedures of DuPont.

4.10.  Claims.
       ------
       Except as set forth on Schedule 4.10, no Claims are pending or threatened in writing against DuPont or its Affiliates and related to the DuPont End-Use Business that individually have or could result in Damages in excess of Five Hundred Thousand Dollars ($500,000).

4.11.  Inventories.
       -----------
       Except as set forth on Schedule 4.11, the inventories of DuPont End-Use Products, raw materials for the manufacture of DuPont End-Use Products, and work-in-process are sufficient for the operation of the DuPont End-Use Business in the ordinary course. Except as set forth on Schedule

       4.11, the inventories of DuPont End-Use Products, raw materials for the manufacture of DuPont End-Use Products and work-in-process are free and clear of any lien, security interest or other encumbrance, except for:
       (a)        Liens for current taxes not yet due and payable; and
       (b) Statutory liens of warehousemen, mechanics, materialmen and other similar statutory liens.

4.12.  Certain Labor Matters.
       ---------------------
       Except as disclosed on Schedule 4.12, during the last three (3) years, DuPont, with regard to the DuPont End-Use Business:
       (a)        Has not engaged in any unfair labor practice, and does not have pending any unfair labor practice complaint;
       (b)        Except for routine grievance procedures, has not had a labor strike, dispute, slow-down or stoppage pending or threatened in writing against or affecting the DuPont End-Use Business; and
       (c) Except for routine grievance procedures, has not been a party to any Claims relating to severance, compensation, benefits, employment discrimination, wrongful or constructive discharge, breach of contract, invasion of privacy or other tort claims, or claims involving workplace injury or occupational illness.

4.13.  No Material Adverse Change.
       --------------------------
       Except as disclosed on Schedule 4.13, since March 1, 1997, there has not been any change, event or condition which, individually or in the aggregate, has a material adverse effect on the DuPont End-Use Business.

4.14.  Operation in the Ordinary Course.
       --------------------------------
       Except as disclosed on Schedule 4.14, and except for activities related to the transactions contemplated in this Agreement, DuPont and its Affiliates have operated the DuPont End-Use Business in the ordinary course since March 1, 1997.

The Schedules referenced in any representation or warranty provided by DuPont in
Article VI of this Agreement shall be considered an integral part of such representation or warranty and shall be construed in accordance with such representation or warranty.

ARTICLE V - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES
-------------------------------------------------------------------

5.1.   Survival of Representations and Warranties Claims.
       -------------------------------------------------

       5.1.1. The representations and warranties contained in Articles III and IV of this Agreement shall be true and correct on the Closing Date and shall survive the Closing Date as though made on the Closing Date, regardless of any investigation made by or on behalf of the parties to this Agreement. DuPont shall be liable to Pioneer and the Venture for any Claims or Damages for breach or misrepresentation of any of the representations and warranties in Article IV of this Agreement, but only after the amount of such Claims and Damages in the aggregate exceeds One- million Dollars ($1,000,000) and then only to the extent that any such Claim or Damages shall exceed Twenty-five Thousand Dollars ($25,000). Pioneer shall be liable to DuPont and the Venture for any Claims or Damages for breach or misrepresentation of any of the representations and warranties in Article III of this Agreement but only after the amount of such Claims and Damages in the aggregate exceeds One Million Dollars ($1,000,000) and then only to the extent that any such Claim or Damages shall exceed Twenty-five Thousand Dollars ($25,000).

       5.1.2. No party to this Agreement (including the Venture) may bring or assert any Claim against any other party to this Agreement on account of breach of warranty or misrepresentation relating to the representations and warranties set forth in Articles III and IV hereof more than [thirty (30)] months after the Closing Date, and no party to this Agreement (including the Venture) may bring any action or institute any arbitration against any other party to this Agreement on account of breach of warranty or misrepresentation relating to the representations and warranties set forth in Articles III and IV hereof more than thirty-six (36) months after the Closing Date.

       5.1.3. Any Claims brought or asserted by Pioneer or DuPont on account of misrepresentation or breach of warranty relating to the representations and warranties set forth in Articles III and IV of this Agreement, shall be on behalf of the Venture, and any Damages recovered shall be contributed to the Venture, excluding any attorneys' fees or costs to which a party is entitled pursuant to Section 5.2 of this Article V which may be retained by the party.

5.2.   Offer of Settlement.
       -------------------
       Any Claim that is instituted pursuant to Section 5.1 shall be subject to the following procedure:

       5.2.1. Any party to the Claim, at any time prior to the date of the arbitrators' order or the Final judgment of a court of competent jurisdiction (the "Judgment"), may make and amend a monetary offer of settlement to the other party to finally and completely resolve the dispute between the parties ("Offer of Settlement").

       5.2.2. If the dispute is not settled prior to the Judgment, despite an Offer of Settlement by Pioneer and the Judgment is more favorable to Pioneer than Pioneer's Offer of Settlement, as amended, and, if applicable, such Judgment is less favorable to DuPont than DuPont's Offer of Settlement, as amended, then Pioneer shall be entitled to recover from DuPont all reasonable costs and expenses of the arbitration or litigation (including, but not limited to, attorneys' fees, arbitration costs, court costs and cost of experts) incurred by Pioneer in connection with the arbitration or litigation proceedings.


       5.2.3. If the dispute is not settled prior to the Judgment, despite an Offer of Settlement by DuPont and the Judgment is more favorable to DuPont than DuPont's Offer of Settlement, as amended, and, if applicable, such Judgment is less favorable to Pioneer than Pioneer's Offer of Settlement, as amended, then DuPont shall be entitled to recover from Pioneer all reasonable costs and expenses of the arbitration or litigation (including, but not limited to, attorneys' fees, arbitration costs, court costs and costs of experts) incurred by DuPont in connection with the arbitration or litigation proceedings.

       5.2.4. In the event neither Sections 5.2.2 nor 5.2.3 apply, then the parties shall bear their own costs and expenses in connection with the arbitration or litigation proceedings.

5.3.   Method of Indemnification.
       -------------------------
       If any party to this Agreement (including the Venture) is entitled to indemnification pursuant to Section 5.1 (the "Indemnified Party") from another party to this Agreement (the "Indemnifying Party"), then:

       5.3.1. The Indemnified Party promptly shall give written notice within fifteen (15) business days to the indemnifying Party of any such Claim, specifying the nature of and the basis for such Claim and the amount or the estimated amount thereof to the extent that it is feasible to determine such amount; provided however, that failure by the Indemnified Party to provide notice to the Indemnifying Party shall not affect the Indemnified Party's right to indemnification unless the Indemnifying Party is unduly prejudiced by such failure;

       5.3.2. Upon receipt of such written notice, the Indemnifying Party shall have the right to manage the Claim and, at its option and expense, to retain counsel reasonably satisfactory to the Indemnified Party in order to defend such claim; provided however, that the Indemnified Party may, at its expense, retain its own counsel to defend the Claim so long as such participation does not significantly interfere with the management of the Claim by the Indemnifying Party; and

       5.3.3. The Indemnifying Party, upon notice to and approval by the Indemnified Party, which approval shall not be unreasonably withheld, may settle any such Claim.

       The parties to this Agreement, whether they be an Indemnifying Party or an Indemnified Party, shall cooperate fully with each other in the defense, negotiation settlement or appeal of any Claim.

ARTICLE VI - COVENANTS
----------------------

6.1.   Access to Books and Records.
       ---------------------------
       Before the Closing Date, Pioneer and DuPont each shall allow reasonable access, and shall cause their respective Affiliates to allow reasonable access, by employees or authorized representatives of the other, to:
       (a) Corporate records, books of accounts; contracts, deeds and other documents, or portions thereof specific to the Pioneer End-Use Business or the DuPont End-Use Business, as applicable, as the same may be reasonably requested by the other;
       (b) Facilities, properties, plants and equipment principally relating to the Pioneer End-Use Business or the DuPont End-Use Business, as applicable;
       (c) Patent, technology, know-how, research and development specific to the Pioneer End-Use Business or the DuPont End-Use Business, as applicable; and
       (d) Employees, representatives or agents principally relating to the Pioneer End-Use Business or the DuPont End-Use Business, as applicable, in order to permit a reasonable examination and inspection to evaluate the feasibility of the transactions contemplated in this Agreement. Such examination and inspection shall be scheduled during normal business hours and upon other reasonable terms and conditions so as to minimize any interference with the normal conduct of business and shall be subject to the applicable safety and security policies of Pioneer or DuPont, or their respective Affiliates, and the Confidentiality Agreement dated March 13, 1997, between Pioneer and DuPont.

6.2.   Conduct of Business in the Ordinary Course.
       ------------------------------------------
       Except as otherwise provided for in this Agreement, prior to the Closing Date, Pioneer and its Affiliates, with regard to the Pioneer End-Use Business, and DuPont and its Affiliates, with regard to the DuPont End-Use Business, shall:
       (a) Except for activities relating to the transactions contemplated in this Agreement, conduct the Pioneer End-Use Business and the DuPont End-Use Business, as applicable, in the ordinary course and consistent with prior practices;
       (b) Maintain their respective books and records in accordance with their standard practices and procedures; and
       (c) Reasonably maintain, preserve and protect the Pioneer Assets and the DuPont Assets, as applicable, including, without limitation, goodwill and relationships with customers, distributors, formulators, lessors and licensors, except as may be otherwise agreed.

6.3.   Disposition of Assets.
       ---------------------
       Except as otherwise expressly stated in this Agreement, Pioneer shall not, and shall cause its Affiliates not to, dispose of any Pioneer Assets that are material to the operation of the Pioneer End-Use Business, and DuPont shall not and shall cause its Affiliates not to, dispose of any DuPont Assets that are material to the operation of the DuPont End-Use Business, whether by sale, assignment, lease, license, contribution or otherwise, without the express written consent of Pioneer or DuPont, as appropriate; provided however, that Pioneer and its Affiliates may dispose of Pioneer Assets, and DuPont and its Affiliates may dispose of DuPont Assets, in the ordinary course of business and consistent with prior practices.

6.4.   Further Assurances.
       ------------------

       6.4.1. Pioneer, DuPont and the Venture shall cooperate fully in order to complete the transactions contemplated in this Agreement. In connection therewith, from time to time after the Closing Date, upon request and without further consideration, Pioneer, DuPont and the Venture, and their respective Affiliates, as appropriate, will execute and deliver such documents and instruments; assist in obtaining the necessary operating, environmental, zoning and other permits; and take such other action as may be necessary in order to transfer (by assignment, contribution, sale, lease, license or otherwise) the Pioneer Assets and the DuPont Assets to the Venture.

       6.4.2. Each of Pioneer, DuPont and the Venture shall, and shall cause each of their Affiliates to, take any and all actions necessary to complete the transactions contemplated under this

                  Agreement, including the transfer of; or access to, any additional assets that in the opinion of the parties should be owned or utilized by the Venture in order to best achieve the Business Purpose in the most efficient manner.

6.5.   Notice of Events.
       ----------------
       Each of Pioneer and DuPont shall give prompt notice to the other of the occurrence or non-occurrence of any event or condition prior to the Closing Date which, alone or in the aggregate with other events or conditions, would have a material adverse effect on the transactions contemplated in this Agreement, such that it could form the basis for postponing or canceling the Closing.

6.6.   No Solicitations.
       ----------------
       Until this Agreement is terminated pursuant to its terms, Pioneer or its Affiliates, with regard to the Pioneer Assets or the Pioneer End-Use Business, and DuPont or its Affiliates, with regard to the DuPont Assets or the DuPont End-Use Business, shall not solicit any inquiries or proposals to enter into or continue any discussions or agreements relating to the acquisition, disposition, consolidation or merger of all or any material portion of the Pioneer End-Use Business or the Pioneer Assets, or the DuPont End-Use Business or the DuPont Assets, or provide information or assistance with regard to any such transaction. If Pioneer or DuPont or any of their respective Affiliates, receives an unsolicited offer for any such transaction or obtains information that such an offer likely will be made, then such party promptly will provide notice to Pioneer or DuPont, as applicable, of the existence of such offer, including the identity of the prospective offeror or soliciting party. The provisions of this Section 6.6 shall not preclude Pioneer or DuPont or their respective Affiliates from working with customers (including entering into joint development agreements) in order to expand the markets and opportunities for Quality Trait seed, grain, grain products and plant materials.

6.7.   Public Statements.
       -----------------
       Until the earlier of the termination of this Agreement or the Closing Date, Pioneer and DuPont shall cooperate in making any public statement, issuing any press release, or making any statement to a third party (other than to a government agency pursuant to a formal request) with respect to any information concerning the transactions contemplated by this Agreement.

6.8.   Conditions and Consents.
       -----------------------
       Pioneer and DuPont, as the case may be, shall use best reasonable efforts, and shall cause their respective Affiliates to use best reasonable efforts, to:
       (a) Obtain all necessary approvals, assignments, consents and releases; and
       (b) Obtain all necessary third-party waivers, approvals and consents, including consents for the assignment, delegation, sublease or sublicense of contracts, leases, licenses or other agreements, that form a part of the Pioneer Assets, or the DuPont Assets; in order to effect all of the transfers and satisfy each of the conditions and obligations contemplated by this Agreement.

6.9.   Transfer of Appropriate Levels of Working Capital.
       -------------------------------------------------
       At Closing, Pioneer and its Affiliates, with regard to the Pioneer End-Use Business, and DuPont and its Affiliates, with regard to the DuPont End-Use Business, shall transfer working capital to the Venture. The amount of working capital and whether the transfer of such working capital shall be made as a capital contribution or in the form of a loan, shall be determined by the parties.

6.10.  Seed Support.
       ------------
       At Execution, Pioneer shall contract with the Venture to provide, pursuant to a Preferred Seed Support Agreement, for the development and production of Quality Trait Seed.

6.11.  Provision of Services to the Venture.
       ------------------------------------
       At Closing, Pioneer and DuPont and their respective Affiliates shall enter into service agreements with the Venture in order to provide services required by the Venture to operate.

6.12.  Research Alliance Agreement.
       ---------------------------
       At Closing, Pioneer and DuPont shall form the Research Alliance which shall be evidenced by the Research Alliance Agreement.

6.13.  Insurance.
       ---------

       6.13.1. Pioneer, with regard to the Pioneer Assets, and DuPont, with regard to the DuPont Assets, shall maintain insurance in amounts at least equal to their respective historic levels up to and including the Closing Date.

       6.13.2. After the Closing Date, the Venture shall establish a policy on risk management and contract for such insurance as it deems appropriate. To the extent appropriate, the Venture shall coordinate its insurance coverage with the insurance carriers of Pioneer and DuPont.

6.14.  Contributions.
       -------------

       6.14.1. On or before the Closing Date, Pioneer, shall, or shall cause its Affiliates to:
                  (a)    Contribute to the capital of the Venture;
                  (b)    Transfer the Pioneer Assets to the Venture; and
                  (c) Make available to the Venture pursuant to the Ancillary Agreements certain non-contributed assets of Pioneer.

       6.14.2. On or before the Closing Date, DuPont shall, or shall cause its Affiliates to:
                  (a)    Contribute to the capital of the Venture;
                  (b)    Transfer the DuPont Assets to the Venture; and
                  (c) Make available to the Venture pursuant to the Ancillary Agreements certain non-contributed assets of DuPont.

6.15.  Tax Incentives.
       --------------
       Pioneer and its Affiliates with regard to the Pioneer End-Use Business, and DuPont and its Affiliates, with regard to the DuPont End-Use Business, shall endeavor to transfer to the Venture any tax incentives enjoyed by the Pioneer End-Use Business or the DuPont End-Use Business, as applicable, to the extent pertaining to the Pioneer Assets or the DuPont Assets.

ARTICLE VII - CONDITIONS PRECEDENT
----------------------------------

7.1. The obligations of Pioneer, DuPont and the Venture to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions to the satisfaction of the affected party or parties:

       7.1.1.     Regulatory and Government Approvals.
                  -----------------------------------
                  Pioneer and DuPont shall have obtained all domestic and foreign government consents and approvals that are necessary to consummate the transactions contemplated in this Agreement; no injunction or restraining order shall have been filed by, or written notification thereof received from, issued by a court or other agency or body of competent jurisdiction or any other law or regulation prohibits the consummation of the transactions contemplated in this Agreement; and no Claim shall be pending or threatened in writing challenging the transactions contemplated under this Agreement; and no written notice shall have been received from any governmental agency threatening to prohibit any transaction contemplated under this Agreement.

       7.1.2.     Compensation and Benefit Plan.
                  -----------------------------
                  Pursuant to Section 11.2.2 the parties shall have met and agreed upon an appropriate compensation and benefit package.

       7.1.3.     Board Approval.
                  --------------
                  The Board of Directors of each of Pioneer and DuPont shall have approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby which approvals have previously been obtained on the part of each of Pioneer and DuPont.

       7.1.4.     Investment Agreement.
                  --------------------
                  The Closing (as defined in the Investment Agreement) of the transactions contemplated by the Investment Agreement shall have occurred concurrently herewith; provided however that if the Investment Agreement terminates pursuant to its terms prior to the Closing (as defined in the Investment Agreement) thereunder, this Agreement shall terminate in accordance with
                  Section 9.1(a)(1).

ARTICLE VIII - EXECUTION AND CLOSING
------------------------------------

8.1.   Time and Place of Execution.
       ---------------------------
       The Execution Date of this Agreement shall be August 6, 1997.

8.2.   Proceedings at Execution.
       ------------------------
       At Execution all proceedings to be taken and all documents to be executed and/or delivered by a party or its Affiliates or their officers or counsel in connection with this Agreement shall be reasonably satisfactory in form and context to the parties hereto and their respective counsel.

8.3.   Action of Pioneer at Execution.
       ------------------------------
       At Execution Pioneer shall and, as appropriate, shall cause its Affiliates to execute, deliver and/or provide for inspection the following documents:
       (a) Certified resolutions of the Board of Directors of Pioneer authorizing Pioneer to consummate the transactions contemplated in this Agreement;
       (b) Limited Liability Company Agreement , Formation Agreement, Research Alliance Agreement, and Preferred Seed Support Agreement executed by an authorized representative of Pioneer.

8.4.   Actions of DuPont at Execution.
       ------------------------------
       At Execution, DuPont shall and, as appropriate, shall cause its Affiliates to execute, deliver, and/or provide for inspection the following documents:
       (a) Certified resolutions of the Board of Directors of DuPont authorizing DuPont to consummate the transactions contemplated in this Agreement;
       (b) Limited Liability Company Agreement, Formation Agreement, and Research Alliance Agreement executed by an authorized representative of DuPont.

8.5.   Actions of the L.L.C. at Execution.
       ----------------------------------
       At the Execution, Pioneer and DuPont shall cause the L.L.C. to execute and/or deliver the Preferred Seed Support Agreement and any other documents necessary to complete the transactions contemplated in this Agreement.

8.6.   Time and Place of Closing.
       -------------------------
       The Closing shall occur on the Closing Date at a time and place agreed between Pioneer and DuPont .

8.7.   Proceedings at Closing.
       ----------------------
       At Closing all proceedings to be taken, all transfers, contributions, or assignments to be made, and all documents to be executed and/or delivered by a party or its Affiliates or their officers or counsel in connection with the transactions contemplated in this Agreement shall be reasonably satisfactory in form and content to the parties hereto and their respective counsel. All proceedings to be taken, all transfers, contributions or assignments to be made, and all documents to be executed and/or delivered by all or any one or more of the parties or their Affiliates at the Closing shall be deemed to have been taken, transferred, contributed, assigned, executed and delivered simultaneously. No proceedings shall be deemed taken, no assets or things shall be deemed transferred, contributed or assigned and no documents shall be deemed executed or delivered until all have been taken, transferred, contributed, assigned, executed and delivered.

8.8.   Actions of Pioneer at Closing.
       -----------------------------

       At Closing, Pioneer shall and, as appropriate, shall cause its Affiliates to execute, deliver and/or provide for inspection all Ancillary Agreements, the Pioneer Technology License Agreement and all other appropriate deeds, asset transfer documents, assignments, leases, licenses, and other instruments of conveyance and transfer to evidence the contribution and transfer of the Pioneer Assets to the Venture.

8.9.   Actions of DuPont at Closing.
       ----------------------------
       At the Closing, DuPont shall and, as appropriate, shall cause its Affiliates to execute, deliver, and/or provide for inspection all Ancillary Agreements, the DuPont Technology License Agreement and all other appropriate deeds, asset transfer documents, assignments, leases, licenses, and other instruments of conveyance and transfer to evidence the transfer of the DuPont Assets from DuPont to the Venture.

8.10.  Actions of the L.L.C.
       --------------------
       At the Closing Pioneer and DuPont shall cause the L.L.C. to:
       (a)        Deliver and/or provide for inspection the following documents:
                  (i) A signed statement of the L.L.C. to the effect that the L.L.C. accepts all rights and obligations under this Agreement;
                  (ii) A limited liability company certificate from the Secretary of State of Delaware certifying that the L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;
                  (iii)  The Limited Liability Company Agreement; and
                  (iv) Documentation to the effect that Pioneer and DuPont each have a fifty percent (50%) ownership interest in the Venture.
       (b) Execute and/or deliver the Ancillary Agreements and any other documents necessary to complete the transactions contemplated in this Agreement.

ARTICLE IX - TERMINATION AND DISSOLUTION
----------------------------------------

9.1.   Termination Prior to Closing.
       ----------------------------
       (a) This Agreement, and the transactions contemplated hereunder, may be terminated by written notice if any of the following events occur prior to the Closing:
                  (i)    By the mutual consent of Pioneer and DuPont; or
                  (ii) By Pioneer or DuPont if any of the Conditions Precedent set forth in Section 7.1 shall not have been fulfilled or waived prior to the Closing Date;
       (b) In the event of the termination of this Agreement pursuant to 9.1(a) above, the party invoking the termination shall provide prompt written notice to the other party. Upon providing such notice, this Agreement shall terminate in accordance with the following procedures:
                  (i) If termination results pursuant to Section 9.1(a) above, the L.L.C. Agreement, the Research Alliance Agreement, all Ancillary Agreements, the Preferred Seed Support Agreement and all licenses (including, but not limited to, trade name licenses), loans, leases, and other contracts or arrangements between Pioneer or its Affiliates and the Venture, and DuPont or its Affiliates and the Venture, shall terminate except for any confidentiality agreements or the research agreement for high oil corn.

9.2.   Termination Subsequent to Closing-Involuntary Default.
       -----------------------------------------------------
       This Agreement, and the transactions contemplated hereunder, may be terminated after the Closing Date upon the occurrence of one of the following events of default which as described below in this 9.2 (a),
       (b), (c) or (d) shall be deemed to be an event of "Involuntary Default":
       (a) At any time after the Closing Date upon the bankruptcy of Pioneer or DuPont or a Change of Control, or upon the occurrence, prior to the fifth anniversary of the date of the Investment Agreement, of a Sale of Ag Products (as defined in the Investment Agreement) (provided that in the event of such a Sale of Ag Products, Pioneer shall be deemed the non-defaulting party for purposes of this Section 9.2(a)); provided however, that in the event of such bankruptcy, Change in Control, or the Sale of Ag Products the Venture Interest of the Party other than the non-defaulting Party may be purchased by the non-defaulting Party for fair market value in accordance with the provisions in Section 9.7 Fair Market Value;
       (b) At any time pursuant to a final judgment by a court of competent jurisdiction or by regulatory authority ordering the dissolution of the Venture where such dissolution does not arise by reason of action taken by either party; provided however that, in the event of any such judgment or order, the disposition of each party's Venture Interest shall be in accordance with the provisions of Section 9.6 Auction Termination;
       (c) At any time after the tenth anniversary of the Closing Date upon a Substantial Disagreement that is not resolved pursuant to the provisions of Section 9.5 (a) or (b) of Section 9.5 Resolution of Substantial Disagreement; or upon the occurrence, on or following the fifth anniversary of the date of the Investment Agreement, of a Sale of Ag Products (as defined in the Investment Agreement); provided however, that there shall be a disposition of one Party's Venture Interest to the other Party in accordance with the provisions of
                  Section 9.6 Auction Termination; and
       (d) At any time upon the occurrence of Release Events and Change in Control Release Events (each as defined in the Investment Agreement) as contemplated by, and to the extent provided in,
                  Section 6.9 and Section 8.2(c) of the Investment Agreement; provided that (X) in the event of a Release Event arising out of the provisions set forth in clause (i) of the fourth sentence of Section 6.9 of the Investment Agreement or a Change in Control Release Event arising out of the provisions set forth in clause (i) of the first sentence of Section 8.2(c) of the Investment Agreement, the Venture Interest of the Party other than the non-defaulting Party may within the time periods specified in the Investment Agreement be purchased by the non-defaulting Party for fair market value in accordance with the provisions in Section 9.7 Fair Market Value, and (Y) in the event of a Release Event arising out of the provisions set forth in clause (ii) of the fourth sentence of Section 6.9 of the Investment Agreement or a Change in Control Release Event arising out of the provisions set forth clause (ii) of the first sentence of Section 8.2(c) of the Investment Agreement, there shall be a disposition of one party's Venture Interest to the other party in accordance with the provisions of Section 9.6 Auction Termination.
       Notwithstanding anything to the contrary contained in this Agreement, no Party shall be entitled to purchase the Venture Interest of the other Party following such time as its Venture Interest has been purchased by the other Party in accordance with the provisions of this Section 9.2 or otherwise.

9.3.   Termination Subsequent to Closing-Voluntary Default.
       ---------------------------------------------------
       This Agreement, and the transactions contemplated hereunder, may be terminated after the Closing Date upon the occurrence of one of the following events of default, which as described below in 9.3 (a), (b),
       (c) and (d), shall be deemed to be an event of "Voluntary Default":
       (a) At any time after the sixteenth (16th) anniversary of Closing, should either Party provide written notice expressing its desire to transfer their interest in the Venture; provided however, that such transfer shall be in accordance with the provisions of Article X Transfer of Venture Interest.
       (b) At any time by the non-defaulting party in the case of a willful and substantial breach of any material term of this Agreement, the Research Alliance Agreement, or the Preferred Seed Support Agreement where such breach has not been cured within the cure period set forth in such agreement or if none specified, then within 180 days of receipt by the defaulting party of a written notice of the breach from the non-defaulting party. If such breach occurs within ten (10) years of the anniversary of Closing, then the non-defaulting party shall be entitled to purchase the defaulting party's Venture Interest for the sum of one-dollar ($1.00). If the breach occurs after the tenth (10th) anniversary of Closing then non-defaulting party shall be entitled to purchase the defaulting party's Venture Interest for fair market value in accordance with the provisions at Section 9.7 Fair Market Value.
       (c) Action by either party that results in regulatory or court ordered dissolution of the Venture, but only at such time as the later of (i) the time limit for the filing of any stay, countersuit, appeal or appeals in respect of such dissolution having expired, or (ii) any final appeal against such dissolution having failed.

9.4. Post-Termination Rights and Obligations-Involuntary Default and Voluntary Default.
       -------
       (a) For termination in the case of an event of Involuntary Default or a Voluntary Default, and if DuPont becomes the sole owner of the Venture the following conditions shall apply:
                  (i) Within one (1) year from the notice of termination, DuPont shall have notified Pioneer of DuPont's desire to either begin the transition of all traits that result in Venture Products, DuPont Crop Production Products, DuPont Industrial Products, or Other Products (all as defined in the Research Alliance Agreement) (together hereinafter referred to as "the Transfer Traits") to another seed company pursuant to one of the two options set out below in 9.4(a)(ii) or (iii), or DuPont shall have notified Pioneer of DuPont's desire to continue in a Preferred Seed Support Agreement with Pioneer. During such one-year period the Preferred
                         Seed Support Agreement and the Research Alliance Agreement shall continue per the terms of those agreements as they exist prior to the notice of termination. The Research Alliance Agreement and the research thereunder shall continue at the level of funding and with research programs similar to and consistent with those in place during the 12 month period prior to the termination notice.
                  (ii) If during the one-year period following termination DuPont elects to have Pioneer cooperate to transition the Transfer Traits to another seed company as a new seed supplier that will have preference over Pioneer with regard to Quality Trait planted acres, then upon such notice from DuPont to Pioneer (the "Transition Notice") the following provisions shall govern:
                         1) The Preferred Seed Support Agreement shall continue for 3 additional years on the same terms and conditions as prior to the Transition Notice;
                         2) The Research Alliance Agreement shall continue for an additional three years for the purpose of completing any ongoing Collaborative Efforts. If any Collaborative Efforts are not completed at such three year expiration date, the parties shall mutually determine the best approach for completion of such Collaborative Efforts. All irrevocable licenses for Transfer Traits where such Transfer Traits have been transformed into or otherwise combined with Pioneer germplasm and previously granted from the Venture to Pioneer, whether resulting from Collaborative Efforts concluded prior to or after the Transition Notice shall become non-exclusive and shall remain in full force and effect including the obligation of Pioneer to pay premiums and royalties to DuPont (or the L.L.C., as the case may be) and subject to restrictions as may exist in such licenses as to the sale of grain to end-users;
                         3) Pioneer shall cooperate with DuPont to transition the Transfer Traits that have been previously licensed to Pioneer and transformed into Pioneer germplasm prior to the Transition Notice. The transfer shall be accomplished by Pioneer making the most efficient F1 crosses available for back-crossing that assist the transfer of the Transfer Traits into another company's or companies' germplasm subject to the restriction that such other seed company must backcross the germplasm four times or ensure that via molecular marker analysis at least ninety-five percent (95%) of the Pioneer germplasm is removed from such transferred germplasm and that other than the five percent (5%) with the Transfer Trait the other seed company obtains no rights to breed with such germplasm;
                         4) At the conclusion of the three year Preferred Seed Support Agreement and the transition to another party seed company, Pioneer shall continue to be a non-exclusive licensee of the Venture with an obligation to pay premiums and royalties and supply Quality Trait Seed to the Venture on a non-exclusive basis and in competition with other seed companies for an additional four years.

                              Subsequent to such four (4) year period the irrevocable licenses granted to Pioneer for Quality Traits transformed prior to the Transition Notice shall become royalty free and shall be without restriction regarding grain sales to the Venture; however, the licenses to Pioneer for Quality Traits developed through Collaborative Efforts after the Transition Notice shall remain royalty bearing on a most favored nation status for Pioneer and subject to all restrictions that are applicable to other seed companies; provided that, in the event of a voluntary breach by Pioneer (as described in Section 9.3 (b) above) during the five year period following Closing, all of the Pioneer Technology previously exclusively licensed by Pioneer to the Venture pursuant the Pioneer Technology License shall be thereafter licensed non-exclusively by Pioneer to the Venture and all of the licenses granted to Pioneer from the Venture for Quality Traits shall become non-exclusive and otherwise remain in force and Pioneer shall continue to support the Venture with Quality Trait Seed sales on a non-exclusive basis pursuant to the terms of the those licenses.
                  (iii) If during the one year period following termination DuPont elects to have Pioneer cooperate to transition the Transfer Traits to a seed supplier or a group of seed suppliers on terms and market access no more favorable than granted to Pioneer, then upon such notice from DuPont to Pioneer, the following provisions shall govern:
                         1) The Preferred Seed Support Agreement shall continue for three (3) additional years on the same terms and conditions as prior to the Transition Notice;
                         2) The Research Alliance Agreement shall continue for an additional three years for the purpose of completing any ongoing Collaborative Efforts; however, at the time of such Transition Notice, Pioneer shall be free to begin its Independent Effort research without obligation to provide licenses to DuPont for the Intellectual Property or Proprietary Property arising from such Independent Efforts. If any Collaborative Efforts are not completed at such three year expiration date, the parties shall mutually determine the best approach for completion of such Collaborative Efforts. All irrevocable licenses for Transfer Traits where such Transfer Traits have been transformed into or otherwise combined with Pioneer germplasm and previously granted from the Venture to Pioneer, whether resulting from Collaborative Efforts concluded prior to or after the Transition Notice shall become non-exclusive and shall remain in full force and effect including the obligation of Pioneer to pay premiums and royalties to DuPont (or the L.L.C., as the case may be) and subject to restrictions as may exist in such licenses as to the sale of grain to end-users;
                         3) Pioneer shall cooperate with DuPont to transition the Transfer Traits that have been previously licensed to Pioneer and transformed into Pioneer germplasm prior to the Transition Notice. The transfer shall be accomplished by Pioneer making the most efficient F1 crosses available for back-crossing that assist the transfer of the Transfer Traits into another company's or other companies' germplasm subject to the restriction that such other seed company must backcross the germplasm four times or ensure that via molecular marker analysis at least ninety-five percent (95%) of the Pioneer germplasm is removed from such transferred germplasm and that other than the five percent (5%) with the Transfer Trait the other seed company obtains no rights to breed with such germplasm;
                         4) At the conclusion of the three year Preferred Seed Support Agreement and the transition to a group of other seed companies, Pioneer shall continue to be a non-exclusive licensee of the Venture and supply

                              Quality Trait Seed to the Venture on a
                              non-exclusive basis; however, Pioneer shall be entitled to a "most favored nation" status on all seed market access and license terms including premiums and royalties owing to DuPont, as sole owner of the Venture.
                  (iv) If during the one-year period following notice of termination DuPont elects to continue the Preferred Seed Support Agreement then upon notice of such election to Pioneer (the "Continuation Notice") the following provisions shall govern:
                         1) The Preferred Seed Support Agreement shall continue for three additional years on the same terms and conditions that existed prior to the Continuation Notice. At the expiration of such three-year period, the parties may re-negotiate the Preferred Seed Support Agreement for an additional period or either party may give notice to the other that the Preferred Seed Support Agreement shall continue for three (3) more years but during such period the transition of Transfer Traits to another seed company shall occur. In such case, DuPont shall elect whether it desires the transition to be to a new "preferred" supplier in accordance with 9.4(a)(ii) or transition to one or a group of seed suppliers pursuant to 9.4(a)(iii).
       (b) For termination in the case of an event of Involuntary Default or a Voluntary Default, and if Pioneer becomes the sole owner of the Venture the following conditions shall apply:
                  (i) DuPont shall continue performing its obligations under the Research Alliance Agreement for an additional four
                         (4) years. If any Collaborative Efforts are not completed at such four year expiration date, the parties shall mutually determine the best approach for completion of and transition to Pioneer of such Collaborative Efforts.
                  (ii) Following the notice of termination, to the extent that the Venture has created a mechanism or a preference for DuPont chemical sales that occur during the twelve (12) month period prior to the notice of termination, then Pioneer, as sole owner of the Venture, will continue to facilitate for four years DuPont chemical sales at the same level of support and with programs similar to and consistent with those in place for the twelve (12) month period prior to the termination notice.

9.5.   Resolution of Substantial Disagreement.
       --------------------------------------
       Any Substantial Disagreement shall be resolved in accordance with the following procedure:
       (a)        Determination of Substantial Disagreement
                  -----------------------------------------
                  If the parties are in Substantial Disagreement, then one party shall notify the other party of the disagreement. The parties shall then have a period of forty-five (45) days to attempt to resolve the Substantial Disagreement. If the parties cannot resolve the Substantial Disagreement within such period, then they will agree on the issues giving rise to the Substantial Disagreement and submit the matter to their respective chief executive officers.
       (b)        Resolution by Executive Officers
                  --------------------------------
                  Upon receipt of notice of the Substantial Disagreement, the respective chief executive officers (or a pre-specified senior executive) of Pioneer and DuPont, each shall appoint a single delegate from among their respective senior executives, with full power and authority to resolve the Substantial Disagreement. The delegates shall then have a period of fifteen (15) days to meet and resolve the Substantial Disagreement. If the senior executives cannot resolve the Substantial Disagreement within such time period, then the chief executive officers (or the pre-specified senior executives) shall meet to discuss and resolve the Substantial Disagreement by mutual consent. If the Substantial Disagreement has not been resolved within ninety (90) days of the notice starting the process described in this Section 9.4(b), then either Pioneer or DuPont may certify that the parties have reached Deadlock.
       (c) If either Pioneer or DuPont certifies to the other that Deadlock has been reached and such Deadlock occurred more that ten (10) years since the Closing Date, then the parties agree to continue the Preferred Seed Support Agreement for two successive North American Quality Trait Seed sales seasons. After July 1 of the second of such sales seasons either party may then offer to purchase the Venture Interest of the other in accordance with the provisions of Section 9.6. Auction Termination Provisions as set out below.

9.6.   Auction Termination Provisions.
       ------------------------------
       If Pioneer and DuPont reach Deadlock and more than ten (10) years has elapsed from the Closing Date or in the event of a Change in Control Release Event or a Release Event (each as defined in the Investment Agreement) with the consequences set forth in Section 9.2(d)(Y) hereof as specified in the Investment Agreement or a Sale of Ag Products (as defined in the Investment Agreement) as provided in Section 9.2(c) hereof, then either party may purchase the Venture Interest from the other in accordance with the following procedures.
       (I) If, in the case of a Denolock, both parties wish to purchase the Venture Interest of the other, then either may invoke the following Deadlock termination provisions:
                  (a) Each of Pioneer and DuPont independently shall appraise the value of the Venture within forty-five (45) days of the declaration of Deadlock;
                  (b) Upon completion of the valuation, the parties each shall submit a sealed bid to the independent auditor of the Venture or another mutually acceptable independent third party, to purchase the Venture Interest of the other party;
                  (c) The independent third party to which such bids are delivered shall open and examine the bids and certify which party submitted the higher bid; and
                  (d) The party submitting the higher bid shall purchase the Venture Interest from the other party at such price certified by the independent third party.
       (II) In all other circumstances in which this Section 9.6 is applicable, the following termination provisions shall apply:
                  (a) Within ten business days following a Sale of Ag Products, a delivery of a Competitor Release Notice or a delivery of a Change in Control Release Notice, as applicable, (each as defined in the Investment Agreement), the parties shall mutually agree on an investment bank of national reputation. If the parties cannot agree on an investment bank in accordance with the provisions of the foregoing sentence, then:
                         (i) Each party shall select an investment bank of national reputation within five business days of the expiration of such ten business day period; and
                         (ii) The two investment banks selected pursuant to
                              clause (a) above shall select a third investment bank of national reputation (the investment bank selected pursuant to this Section 9.6(II)(a), the "Auctioneer").
                  (b) The Auctioneer shall conduct an auction (the "Auction"), commencing on the third business day following its selection, of the applicable Venture Interest pursuant to which the party who submits the highest price payable in cash upon consummation of the Auction will buy the other party's Venture Interest at the price so submitted by such party. The fees and expenses of the Auctioneer shall be divided equally between Pioneer and DuPont.
                  (c) DuPont shall make the first bid in the Auction by submitting in writing to the Auctioneer its bid, after which the parties shall alternate in submitting bids in writing to the Auctioneer. The Auctioneer shall promptly notify each party of its receipt of a bid and the amount of such bid, after which the party who had not made the previous bid shall have one business day to submit its bid to the Auctioneer. In the event a party does not submit a bid (or an invalid bid is submitted as specified in clause (d) below and no subsequent valid bid is submitted) in such one business day period or at such time as a party indicates that it is unwilling to submit any further bids, the Auctioneer shall declare the Auction completed. Upon completion of the Auction, the party who had submitted the highest valid final bid shall promptly complete the purchase of the other parties' Venture Interest at the price specified in such bid.

                  (d) Any bid submitted to the Auctioneer (other than with respect to the first bid) that does not exceed the immediately preceding bid by 5 percent shall be considered an invalid bid and shall not be accepted by the Auctioneer.
                  (e) The Auction shall be conducted by the Auctioneer in an even-handed, equitable and impartial manner in accordance with the provisions of this Section 9.6(II) and in accordance with any further provisions specified by the Auctioneer which are consistent with and do not contravene the provisions of this Section 9.6(II); provided however that the parties may mutually agree to any procedures with respect to the Auction irrespective of the provisions of this Section 9.6(II).

9.7.   Fair Market Value.
       -----------------
       If Pioneer, DuPont, or the Venture, as applicable, independently cannot agree on the Fair Market Value of the Transferred Property, then, upon agreement of the parties to follow the procedures contained in this
       Section 9.7:
       (a) They mutually shall agree on an independent appraiser of national reputation which shall determine such Fair Market Value. The parties shall have thirty (30) days within which to agree on such independent appraiser;
       (b) If the parties cannot agree on an independent appraiser in accordance with the provisions of Section 9.7(a), then:
                  (i) Each party, within thirty (30) days, shall select an appraiser of national reputation, qualified to determine the Fair Market Value of the Transferred Property;
                  (ii) The appraisers selected pursuant to Section 9.7(b)(i) mutually shall select a third independent appraiser of national reputation who is qualified to determine the Fair Market Value of the Transferred Property and who shall have no material relationship with either party; and
                  (iii) The three appraisers so selected mutually shall agree on the Fair Market Value or, absent agreement, the Fair Market Value shall be the average of the values calculated by each appraiser.
       (c)        Any determination of Fair Market Value pursuant to this
                  Section 9.7 shall take into consideration all relevant factors and shall be calculated by multiplying (x) the price that a willing buyer will pay and a willing seller will accept for the purchase of all of the assets and business of the Venture as a going concern immediately prior to the transaction giving rise to the determination of Fair Market Value and without any discount for lack of liquidity or control and assuming that all agreements between the Venture and the parties to this Agreement that were in effect prior to such transaction would have continued in effect by (y) the percentage interest in the Venture being acquired.
       (d) Each party shall bear the costs of any independent appraisers that it selects. The costs of any independent appraiser selected jointly by the parties, or the costs of a third independent appraiser selected pursuant to Section 9.7(b)(ii), shall be borne equally by the parties. Each party shall bear its respective internal costs.
       (e) Within thirty (30) days of the determination of Fair Market Value, the party having the right to purchase the Venture shall either submit an irrevocable offer to purchase the Venture for the determined Fair Market Value for cash or shall notify the other party that no offer will made. If an offer is made, then closing of the transaction shall occur within 90 days from the offer, subject to the appropriate regulatory approvals.

ARTICLE X - TRANSFER OF VENTURE INTEREST
----------------------------------------

10.1. Should any party desire to transfer their interest in the Venture after the sixteenth year following Closing, they shall first give the other party notice of that desire more than twelve months prior to the sixteenth year and the parties shall meet and attempt to negotiate a transfer of the Venture Interest and negotiate in good faith for continuation of the Research Alliance or the Preferred Seed Support Agreement. If the parties are unable to successfully conclude such negotiations within ninety (90) days after such notice, the party desiring to sell their interest may do so by seeking a bona fide offer to purchase from a bona fide third party.

10.2. Should any party receive a bona fide offer to purchase their interest, they shall disclose all of the terms thereof to the other party and the other party shall have thirty (30) days within which to match that offer and sixty (60) days thereafter to close the proposed transaction, subject to the appropriate regulatory approvals, and thereby purchase the interest of the selling party. Otherwise the selling party may complete the sale to that bona fide purchaser so long as the sale is closed within 180 days of the disclosure of the original offer to purchase.

10.3. This provision shall not preclude the transfer by Pioneer or DuPont to a Related Company of Pioneer or DuPont respectively.

10.4. If the above provisions are invoked then the parties shall no longer be obligated to continue the Research Alliance Agreement, to the extent it has not yet expired nor shall they be obligated to continue the Preferred Seed Support Agreement. Continuation of either of these agreements shall be a matter for negotiation between the parties after the notice is given as provided in Section 10.1.

ARTICLE XI - HUMAN RESOURCES MATTERS
------------------------------------

11.1.  Human Resources Philosophy.
       --------------------------

       11.1.1. Pioneer and DuPont recognize that the success of the Venture will depend largely on the quality of the employees that they will transfer to the Venture and the careful selection of persons to fill key positions. Pioneer and DuPont will endeavor to balance the selection of persons for key positions equally between Pioneer and DuPont employees, recognizing that these persons must have the capability to establish a new entrepreneurial culture for the Venture. The Venture management team shall be responsible for filling other management positions in the Venture.

       11.1.2. Pioneer and DuPont anticipate that many of the personnel presently involved in the Pioneer End-Use Business or the DuPont End-Use Business will become employees of the Venture. The parties, however, recognize that there may be overlaps or that it may be more efficient to have employees in certain functions remain with their current employers and provide services to the Venture on a contract basis.

       11.1.3. Pioneer and DuPont will work together to build a personnel plan prior to Closing with a bias toward (a) having the optimum number of employees become employed by the Venture and
                  (b) ensuring that Venture management has control over those services or functions that are unique to the Combined Business. Pioneer and DuPont shall be responsible for any of their respective employees who provide services to the Venture on a contract basis.

11.2.  Transfer of Employees to the Venture.
       ------------------------------------

       11.2.1. The Venture shall offer employment effective as of the Closing Date to the following persons ("Quality Grains Employees"):
                  (a) Certain employees of Pioneer and its Affiliates, to be identified prior to Closing, principally dedicated to the design, development, manufacture, marketing, distribution and sale of Pioneer End-Use Products in the Pioneer End-Use Business; and
                  (b) Certain employees of DuPont and its Affiliates, to be identified prior to Closing, principally dedicated to the design, development, manufacture, marketing, distribution, and sale of DuPont End-Use Products in the DuPont End-Use Business.
                  Pioneer and DuPont will use their best efforts to cause such Quality Grains Employees to accept such employment, and shall provide the Venture with information as to the title and current compensation levels of such employees and assist the Venture in effecting the change of employment in an orderly fashion.

       11.2.2. The offers of employment to the Quality Grains Employees shall include compensation and benefits as the Members Committee shall deem appropriate to attract and retain such employees including credits for prior years of service which shall be developed and agreed upon prior to Closing. Pioneer and DuPont shall be responsible for the salary and benefits of their respective Transferred Employees for the period up to and including the date of their change of employment, including any accrued vacation or other benefits unless they are assumed by the Venture.

ARTICLE XII - NON-COMPETITION FUTURE DEVELOPMENTS
-------------------------------------------------

12.1.  Competition with Venture.
       ------------------------

       12.1.1. Except as otherwise specifically provided in this Agreement, or in the Pioneer Technology License Agreement or the DuPont Technology License Agreement, and for as long as Pioneer and DuPont each own, directly or indirectly, fifty percent (50%) of the Venture, Pioneer and DuPont shall not, and shall cause their respective Affiliates not to, compete with the Venture within the scope of its Business Purpose.

12.2.  Acquisitions Within the Scope of the Business Purpose.
       -----------------------------------------------------

       12.2.1. Pioneer and DuPont shall not, and shall cause their respective Affiliates not to, purchase all or any portion of an Entity, a majority of the business of which is within the scope of the Business Purpose, without the written consent of the Members Committee.

       12.2.2. If Pioneer or DuPont, or any of their respective Affiliates, purchase an Entity less than a majority of the business of which is within the scope of the Business Purpose, then the purchaser shall offer the portion of the Entity that falls within the scope of the Business Purpose to the Venture at Fair Market Value. The Venture then shall have ninety (90) days within which to accept or reject the offer. If the Venture rejects the offer, then Pioneer or DuPont, or their respective Affiliates, as appropriate, may continue to own and operate the Entity, including the portion that falls within the scope of the Business Purpose, and continue its operation or sell the portion that falls within the Business Purpose; provided however, that, for a period of one (1) year, Pioneer, DuPont or their respective Affiliates shall not offer that portion of the Entity that falls within the Business Purpose to a third party upon terms more favorable than those offered to the Venture.

       12.2.3. The provisions of Sections 12.2.1 and 12.2.2 shall apply only for so long as Pioneer and DuPont each own, directly or indirectly, fifty percent (50%) of the Venture.

       12.2.4. The provisions of Sections 12.2.1 and 12.2.2 shall not apply to the acquisition by either Pioneer or DuPont, of all or any portion of any Equity in the business of food, food ingredient, feed or agriculturally derived industrial products so long as they create an opportunity for Venture Products or other businesses of either DuPont, Pioneer or their respective Affiliates.

ARTICLE XIII - CERTAIN INTELLECTUAL PROPERTY MATTERS
----------------------------------------------------

13.1.  Trademark Licenses.
       ------------------
       Pioneer, with regard to the Pioneer trade name and certain of the trademarks for Pioneer End-Use Products, and DuPont, with regard to the DuPont trade name and certain of the trademarks for DuPont End-Use Products, shall enter into appropriate licenses or other written instruments with the Venture for the use of such trade names and trademarks. The Venture shall have no right to use any other Pioneer or DuPont marks except as expressly provided for by Pioneer or DuPont.

13.2.  Use of Trade Names.
       ------------------
       The Venture shall not use or permit to be used the trade names or trademarks of Pioneer or DuPont or any of their respective Affiliates, except as otherwise may be provided by separate agreement or written instrument executed by Pioneer or DuPont or their respective Affiliates, pursuant to Section 13.1, and then only in accordance with the specific terms of such agreement or instrument. For a period not to exceed one (1) year from the Closing Date the Venture may use inventories of product literature, labels, invoices, and other documents specifically related to the Pioneer End-Use Business or the DuPont End-Use Business that contain trade names or trademarks not specifically transferred, by license or otherwise, to the Venture; provided, however, that, in its use of such product literature, labels, invoices and other documents, the Venture shall take all reasonable steps necessary to clarify that the Venture, and not Pioneer or DuPont or their respective Affiliates, is providing, and is responsible for, such product literature, labels, invoices and other documents.

ARTICLE XIV - VENTURE FINANCES
------------------------------

14.1.  Distribution Policy.
       -------------------
       The Venture shall distribute to Pioneer and DuPont, in proportion to their respective ownership interests, any excess cash in the Venture, taking into account Venture capital expenditure plans and working capital requirements. Distributions shall be declared by the Members Committee and shall occur at least annually.

14.2.  Debt.
       ----
       Any third party borrowings by the Venture shall be limited to the amount and type as may be authorized from time to time by the Members Committee.

14.3.  Inter-Company Borrowings.
       ------------------------
       The Venture may borrow or lend money among its Affiliates, or among Pioneer or DuPont and their respective Affiliates, upon such terms and conditions as may be authorized from time to time by the Members Committee.

14.4.  Limitation on Secured Borrowings.
       --------------------------------
       The Venture shall not encumber, mortgage, hypothecate, pledge or create a security interest in any Combined Assets that would cause Pioneer or DuPont or their respective Affiliates to be in default with respect to any covenant or other obligation contained in any indenture, loan agreement, mortgage, security agreement or other similar agreement.

ARTICLE XV - MISCELLANEOUS
--------------------------

15.1.  Term.
       ----
       This Agreement shall become binding upon its execution by Pioneer and DuPont and shall continue in full force and effect until the dissolution of the Venture or the sale or transfer by Pioneer or DuPont of all or any portion of their respective interests in the Venture.

15.2.  Rights and Remedies. Specific Performance.
       -----------------------------------------
       The rights and remedies granted under this Agreement shall not be exclusive but shall be in addition to all other rights and remedies available at law or in equity. It is expressly agreed that the remedy at law for breach by any party hereto of its obligations hereunder is inadequate in view of the complexities and uncertainties in measuring the actual damages that would be sustained by reason of such party's failure to comply fully with each of such obligations. Accordingly, the obligations of each party hereunder are expressly made enforceable by specific performance to the extent appropriate.

15.3.  Transfer Tax.
       ------------
       Prior to Closing, the parties shall agree on the responsibility for the payment of any tax or other fee imposed on the transfer of Pioneer Assets or DuPont Assets as a result of the consummation of the transactions described herein. At Closing, the Venture shall provide Pioneer, DuPont and their respective Affiliates with appropriate sales and use tax exemption certificates for assets transferred by Pioneer or DuPont or their respective Affiliates to the Venture.

15.4.  Governing Law and Waiver of Jury Trial.
       --------------------------------------

       15.4.1. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware; however, the parties agree that any legal proceeding shall take place in the federal court located in the State of Illinois.

       15.4.2. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.5.  Dispute Resolution.
       ------------------

       15.5.1. Any dispute or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, the validity of the provisions of this Section 15.5, but specifically excluding any disputes with regard to Substantial Disagreements, or the determination of Fair Market Value pursuant to Section 9.8 when there is no manifest error, shall be settled in accordance with the provisions of this
                  Section 15.5.

       15.5.2.    Initiation of Negotiations.
                  --------------------------
                  In the event of a dispute or claim either party may give to the other a Notice of Negotiation requiring each party to appoint a single delegate from among their respective senior executives, with full power and authority to resolve the dispute or claim. The delegates shall then have a period of fifteen (15) days to meet and resolve the dispute or claim. If the senior executives cannot resolve the dispute or claim within such time period, then the chief executive officers (or the pre-specified senior executives) shall meet to discuss and resolve the dispute or claim by mutual consent.

       15.5.3.    Initiation of Mediation.
                  -----------------------
                  If the dispute or claim has not been resolved pursuant to
                  Section 15.6.2 hereof within 90 days from referral, any party to the dispute may give a Notice of Mediation to all other parties and to the CPR Institute for Dispute Resolution. The party receiving such notice shall be obligated to participate in the mediation in good faith.

       15.5.4.    Selection of the Mediator.
                  -------------------------
                  (a) Promptly following receipt of a Notice of Mediation, CPR shall convene the parties participating in the mediation, in person or by telephone, to attempt to select a mediator by agreement of the parties. If the parties do not promptly reach agreement, CPR shall submit to the parties the names of not less than three mediator candidates from the CPR Panels of Distinguished Neutrals, with their resumes and hourly rates. If the parties are unable to agree on a candidate from the list within seven days following receipt of the list, each party will, within ten days following receipt of the list, send to CPR the list of candidates ranked in descending order of preference. The candidate with the lowest combined score will be appointed as the mediator by CPR. CPR shall break a tie.
                  (b) Before proposing any mediator candidate CPR shall request the candidate to disclose any circumstances known to him or her which would cause reasonable doubt regarding the candidate's impartiality. If such circumstances are disclosed, the individual shall not serve, unless all parties agree. A party may challenge a mediator candidate if it knows of circumstances giving rise to reasonable doubt regarding the candidate's impartiality.
                  (c) The procedure set forth in this Section 15.5.4 notwithstanding, the parties shall be free to select a mediator by themselves or by other means.

       15.5.5.    Mediator Expense.
                  ----------------
                  The mediator's compensation rate will be determined before appointment. Each party will pay an equal share of the compensation and any other costs of the process, including the administrative fee CPR will charge for its services in the selection of the mediator.

       15.5.6.    Rules of the Mediation.
                  ----------------------

                  The rules of the mediation shall be as follows:
                  (a)    The process is non-binding.
                  (b)    The mediator shall be neutral and impartial.
                  (c)    The parties shall cooperate fully with the mediator.
                  (d) The mediator shall control the procedural aspects of the mediation.
                         (i) The mediator may meet and communicate separately with each party.
                         (ii) The mediator normally will hold an initial joint
                              meeting with the parties and then decide when to hold joint and/or separate meetings. The mediator will fix the time, place and agenda for each session. There will be no record of any meeting. Formal rules of evidence will not apply.
                  (e) At least one senior business executive of each party, authorized to negotiate a resolution of the dispute, shall attend each session.
                  (f) The process will be conducted expeditiously. Each representative shall make every effort to be available for meetings.
                  (g) The mediator shall not transmit information received from any party to another party or any third party unless authorized to do so by the party transmitting the information.
                  (h) Subject to the provisions of Section 15.5, the parties will refrain from pursuing judicial and/or administrative remedies during the mediation.
                  (i) The mediator shall be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation.
                  (j) The mediator may obtain assistance and independent expert advice, subject to the agreement and at the expense of the parties.
                  (k) Unless the parties agree otherwise, the procedure shall be deemed terminated without any agreed resolution if:
                         (i) After 60 days from the date of selection of the mediator a written resolution has not been agreed upon by the parties and a party has given written notice to the mediator and the other party of its intention to withdraw.
                         (ii) The mediator concludes that further efforts would
                              not be useful.
                  (l) Neither CPR nor the mediator shall be liable for any act or omission in connection with the mediation.

       15.5.7.    Presentation to the Mediator.
                  ----------------------------
                  Upon entering into mediation, and at least seven days before the first mediation conference, each party will deliver to the mediator a statement summarizing the dispute's background and such other information it deems necessary to familiarize the mediator with the dispute. Any materials the parties agree upon may be submitted jointly. The mediator may request each party to provide clarification and additional information, and to present its case informally to the mediator at the initial joint meeting or at later separate meetings.

                  The parties are encouraged to exchange all information submitted to the mediator to further each party's understanding of the other's viewpoint. Except as the parties otherwise agree, the mediator shall keep confidential any information submitted. At the conclusion of the mediation, the mediator will return to each party all written materials which that party provided to the mediator without retaining copies.

       15.5.8.    Exchange of Information.
                  -----------------------
                  If any party has a substantial need for documents or other material in the possession of another party, the parties shall attempt to agree on an exchange of documents or other material. Should they fail to agree, either party may request a joint consultation with the mediator who shall assist the parties in reaching agreement. The parties and mediator may establish a plan for limited, informal, expeditious discovery that may facilitate a settlement.

                  At the conclusion of the mediation process, upon the request of a party which provided documents or other material to one or more other parties, upon the request of a party which provided documents or other material to one or more other parties, the recipients shall return the same to the originating party without retaining copies thereof.

       15.5.9.    Negotiation of Terms.
                  --------------------
                  The mediator may promote a resolution in any manner the mediator believes is appropriate. The parties are expected to initiate proposals for resolution.

                  If the mediator concludes that mediation techniques have been exhausted and the parties have not reached agreement, the mediator, with the consent of all parties, will promptly give them an evaluation (which if the parties so choose will be in writing) of the likely outcome of the case if it were tried to final judgment and/or a final settlement proposal which the mediator considers fair and equitable. Thereupon, the mediator will call another mediation conference, in the hope that the mediator's evaluation or proposal will lead to a resolution.

       15.5.10.   Resolution.
                  ----------
                  If a resolution is reached, the mediator, or a representative of a party, will draft a written settlement agreement incorporating all terms. This draft will be circulated among the parties, amended as necessary and formally executed.

       15.5.11.   Failure to Agree.
                  ----------------
                  If a resolution is not reached, the mediator will discuss with the parties the possibility of their agreeing on binding regular arbitration or "last offer" arbitration of their dispute. If the parties agree to arbitration in principle, the mediator will offer to assist them in structuring a procedure designed to result in a prompt, economical adjudication. The mediator will not serve as the arbitrator, unless all parties agree.

       15.5.12.   Confidentiality.
                  ---------------
                  The entire mediation process shall be confidential. Unless agreed among all the parties or required to do so by law, the parties and the mediator shall not disclose to any person who is not associated with participants in the process, including any judicial officer, any information regarding the process (including pre-process exchanges and agreements), consent (including written and oral information), settlement terms or outcome of the proceeding.

                  Under this procedure, the entire process is a compromise negotiation subject to Federal Rule of Evidence 408 and all state counterparts, together with any applicable statue protecting the confidentiality of mediation. All offers, promises, conduct and statements, whether oral or written, made in the course of the proceeding by any of the parties, their agents, employees, experts and attorneys, and by the mediator shall be confidential. Such offers, promises, conduct and statements are privileged under any applicable mediation privilege and are inadmissible and not discoverable for any purpose, including impeachment, in litigation between the parties. However, evidence that is otherwise admissible or discoverable shall not be rendered in admissible or non-discoverable solely as a result of its presentation or use during the mediation.

                  The mediator and any documents and information in the mediator's possession shall be subject to subpoena in any investigation, action or proceeding, and all parties will oppose any effort to subpoena the mediator or documents. The mediator will promptly advise the parties of any attempt to compel him/her to divulge information received in mediation.

       15.5.13.   Preservation of Rights.
                  ----------------------
                  Subject to the provisions of Section 15.5.1, the procedures set forth in this Section 15.5 shall be the sole and exclusive procedures for the resolution of dispute or claims between the parties until such procedures are terminated in accordance with their terms, provided however that a party may initiate legal action if in its sole judgment such action is necessary to avoid irreparable damage or otherwise to preserve the status quo. Despite such action the parties shall continue to participate in the procedures set forth herein in good faith.

15.6.  No Partnership.
       --------------
       Except for tax purposes, nothing contained in or relating to this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto.

15.7.  Entire Agreement.
       ----------------
       This Agreement, together with the LLC Agreement, the Research Alliance Agreement, the Investment Agreement, the Preferred Seed Support Agreement and related implementing agreements executed herewith or after the execution of this Agreement, sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral.

15.8.  Notice.
       ------
       Any notice, request, demand, report, offer, acceptance, certificate or other instrument that may be required or permitted to be delivered or served hereunder shall be delivered by a recognized courier service, by facsimile transmission (followed by a copy by mail) or by certified mail, return receipt requested, and shall be effective upon receipt, provided however, that notices shall be presumed to have been received:
       (a) If given by courier service, upon receipt by the addressee or upon the third business day following delivery of the notice to a recognized courier service, delivery costs prepaid, whichever is sooner;
       (b) If given by facsimile transmission, on the next business day, provided that the facsimile transmission is confirmed by answer back, written evidence of electronic confirmation of delivery, or oral or written acknowledgment of receipt thereof by the addressee; or
       (c) If given by certified mail, return receipt requested, upon the date indicated on the return receipt.
       Notices shall be sent to the addresses as follows (until notice of a change thereof is given as provided in this Section 15.8).

       If to Pioneer:

          Pioneer Hi-Bred International, Inc.
          700 Capital Square
          400 Locust Street
          Des Moines, Iowa 50309
          Attn:  General Counsel
          Facsimile:  (515) 248-4844
          Phone:  (515) 248-4800

       If to DuPont:

          E. I. du Pont de Nemours and Company
          DuPont Legal
          1007 Market Street
          Wilmington, DE 19898
          Attn:  General Counsel
          Facsimile:(302) 773-4679
          Phone:  (302) 773-0177

       If to the Venture:

          Optimum Quality Grains L.L.C.

15.9.  Amendments.
       ----------
       This Agreement may be amended, modified or superseded, and any of the terms, covenants or conditions hereof may be waived, at any time only by a written instrument executed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. Any such amendment, modification or waiver shall be valid only for the specific purposes contained in the executed written instrument related thereto.

15.10. Waiver of Breach.
       ----------------
       The failure at any time of any party hereto to require performance by another party of any responsibility or obligation provided for or contemplated in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision of this Agreement by another party constitute a waiver of any succeeding breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

15.11. Assignability.
       -------------
       Except as otherwise provided herein, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by any party hereto without the prior written consent of the parties hereto and any such attempted assignment or delegation without such consent shall be null, void ab initio and without effect; however, notwithstanding the above, this Agreement may be assigned by either party to a Related Company of such party. Any permitted assignment of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.12. Severability.
       ------------
       If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided however, that in such case the parties hereto agree to use their best efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

15.13. Headings.
       --------
       The headings contained in this Agreement are for convenience of reference only and do not modify or affect in any way the meaning or interpretation of this Agreement.

15.14. No Third Party Rights.
       ---------------------
       This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of; any Entity other than their parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

15.15. The L.L.C.
       ---------
       It is the intent of Pioneer and DuPont that, upon acceptance of this Agreement by the L.L.C., the L.L.C. shall become a party to this Agreement and shall enjoy the benefits and be subject to the obligations set forth in this Agreement.

15.16. No Duplicate Recovery.
       ---------------------
       A party shall only be entitled to recover, and only one party shall be entitled to recover, the full actual loss suffered on account of any act or omission by another party that constitutes a breach of any of the representations, warranties, covenants or obligations set forth in this Agreement or in any Ancillary Agreement notwithstanding the fact that the act or omission constitutes a breach of more than one of such representations, warranties, covenants or obligations made or owed to one or more parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

PIONEER HI-BRED INTERNATIONAL, INC.

/s/ Jerry L. Chicoine
----------------------------------------

By:
     -----------------------------------

Title:
       ---------------------------------


E. I. DU PONT DE NEMOURS AND COMPANY

   /s/ W.F. Kirk
----------------------------------------

By:
     -----------------------------------

Title:
       ---------------------------------



The undersigned, Optimum Quality Grains L.L.C., as of this _____ day of ______________, 1997, hereby agrees to become a party to this Agreement, accepts the rights and obligations under this Agreement, and agrees to perform and abide by all of the provisions of this Agreement to be performed by or which are applicable to it.

OPTIMUM QUALITY GRAINS L.L.C.

/s/ Dick Reasons
----------------------------------------

By:
     -----------------------------------

Title:
       ---------------------------------